As filed with the Securities and Exchange Commission on October 12, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2 – Amendment No. 2
Registration Statement Under the Securities Act of 1933
Registration Statement File Number: 333-127016

The Cavalier Group
(Name of small business issuer in its charter)

Wyoming	1040	98-0463117
(State or Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

The Cavalier Group	Brian McDonald, Esq.
5728 – 125A Street, Surrey, B.C. V3X 3G8	5781 Cranley Drive
phone (604) 597-0028 fax: (604) 590-3123	West Vancouver, B.C. Canada V7W 1T1
phone: (604) 925-3099 fax: (604) 925-9613
(Address and telephone number of	(Name, address and telephone
registrant's executive office)	number of agent for service)

Approximate Date Of Commencement Of Proposed Sale To The Public:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of Each Class of Securities To Be Registered - Common Stock	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Shares offered by company	2,000,000 shares	$0.05	$100,000	$11.77
Shares offered by selling shareholders	1,200,000 shares	$0.05	$60,000	$ 7.06
Total	3,200,000 shares	$0.05	$160,000	$18.83

[1]

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price of $0.05 was arbitrarily determined.

Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities And Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This registration statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Prospectus

The Cavalier Group
Shares of Common Stock
1,000,000 minimum - 2,000,000 maximum shares offered by The Cavalier Group
1,200,000 shares offered by selling shareholders

Prior to this offering, there has been no public market for the common stock.

We are offering a minimum of 1,000,000 shares and a maximum of 2,000,000 shares of common stock on a best efforts basis and the selling shareholders are offering 1,200,000 shares. The offering price is $0.05 per share.

The minimum number of shares that we have to sell is 1,000,000 shares. There will be no escrow account. All subscriptions will be held until such time as the minimum subscription level has been reached. Thereafter, all funds received to that date and any subsequent subscriptions received from the offering will immediately be used by us and there will be no refunds. Subscriptions are irrevocable once accepted. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose; therefore, the last possible day that we may sell shares will be a date 180 days after the effective date. There are no minimum share purchase requirements for individual investors. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full.

We will sell the shares in this offering through our officer and director. He will receive no commission from the sale of the shares nor will he register as a broker-dealer.

Concurrent with this offering, we are registering 1,200,000 shares of common stock for sale by the selling shareholders. We will receive no proceeds from the sale of the shares by the selling shareholders. The shares are being registered to permit public secondary trading of the shares that are being offered by the selling shareholders as named in this prospectus. The percentage of shares outstanding that are being registered under this offering represents between 15.625 percent (minimum subscription) and 31.25% (maximum) of the currently issued and outstanding share capital. The percentage of shares outstanding that are being offered by the selling shareholders represents 37.5% of the currently issued and outstanding share capital.

Investing in the common stock involves certain risks. See "Risk Factors" starting at page 7.

	Aggregate Offering Price		Net Proceeds to Cavalier *
Price Per Share	Minimum	Maximum	Minimum	Maximum
Common stock offered by Cavalier - $0.05	$50,000	$100,000	$30,000	$80,000
Common stock offered by selling shareholders - $0.05	$60,000	$60,000	Nil	Nil
Totals	$170,000	$220,000	$30,000	$80,000

* $20,000 of the gross proceeds will be used to pay the costs of this offering.

The sale of shares by the selling shareholders is not contingent upon the Company selling the minimum offering. We have no reason to believe we will be approaching the same potential investors as the selling shareholders. There are no provisions preventing the selling shareholders from selling their shares concurrent with our primary offering. We do not believe that there will be any impact on our ability to sell shares under this offering during a coincident secondary offering by the selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

There are no minimum share purchase requirements for individual investors.

Cavalier has only one executive officer and director.

Cavalier’s officer and director is permitted to purchase shares in the offering in order to reach the minimum offering amount.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling shareholders may sell these securities until the registration statement filed with the Securities & Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is October 12, 2005.

Summary of Prospectus

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we or our selling shareholders are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is incorporated by reference in this prospectus.

Summary Information about The Cavalier Group

We were incorporated in the State of Wyoming as a profit company on February 11, 2005 and established a fiscal year end of May 31. We are a start-up, exploration stage company engaged in the search for gold and related commodities. There is no assurance that a commercially viable mineral deposit, a reserve, exists in our claims or can be shown to exist until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility. Our sole holding is an option agreement to acquire, through a two-phase exploration program, a property in east-central Ontario, Canada consisting of four claim blocks. We have no property other than an option to acquire the claims. To the date of this prospectus, we have not spent anything on research and exploration. We have a specific business plan and timetable to complete phase I of our exploration program based on the success of this offering and we have no intention of entering into a merger or acquisition within the next twelve months. If we do not find we will be unable to proceed with the next phase of exploration.

Our administrative office is located at 5728 – 125A Street, Surrey, British Columbia, Canada V3X 3G8, telephone (604) 597-0028 and our registered statutory office is located at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming 82001. Our fiscal year end is May 31.

Our business plans for the next sixteen months through December 31, 2006 are detailed in the Management Discussion and Analysis section (b) on page 34.

As of August 31, 2005, the date of the most recent audited financial statements, Cavalier had raised $28,000 through the sale of common stock and expended $9,070 in initial start-up expenses plus an additional $700 in contributed costs for gross expenditures of $9,770. To the date of this prospectus we have not yet generated or realized any revenues from our business activities. The following financial information summarizes the more complete historical financial information as indicated on the interim financial statements of Cavalier as filed with this prospectus.

Balance Sheet	As of August 31, 2005
Total Assets	$20,077
Total Liabilities	$1,000
Shareholder’s Equity	$19,077

Operating Data	Three Months ending August 31, 2005
Revenue	$0
Total Expenses	$4,764
Net Loss	$4,764
Net Loss Per Share	$0.0007

Operating Data	February 11, 2005 (inception) through August 31, 2005

Revenue	$0
Total Expenses	$9,770
Net Loss	$9,770
Net Loss Per Share	$0.0018

The Offering

The following is a brief summary of this offering.

We will sell the shares in this offering through our officer and director. He will receive no commission from the sale of the shares nor will he register as a broker-dealer We have no intention of inviting broker-dealer participation in this offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Securities being offered: By Cavalier By the selling shareholders	1,000,000 shares minimum and up to a maximum of 2,000,000 shares of common stock 1,200,000 shares of common stock
Offering price per share by Cavalier and selling shareholders	$0.05 per share
Offering period:	The shares are being offered both by Cavalier and the selling shareholders for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days or possibly for as many as 180 days.
Net proceeds to Cavalier:	Approximately $30,000 minimum and up to $80,000 maximum. We will not receive any of the proceeds from the sale of the selling shareholders’ shares.
Use of proceeds:	We will use the proceeds to pay for offering expenses, exploration and working capital. See “Use of Proceeds”.
Number of shares outstanding before the offering:	6,400,000
Number of shares outstanding after the offering:	7,400,000 minimum and 8,400,000 maximum.

Risk Factors

Glossary of Exploration Terms

The following terms, when used in this registration statement, have the respective meanings specified below:

Development
Preparation of a mineral deposit for commercial production, including installation of plant and machinery and the construction of all related facilities. The development of a mineral deposit can only be made after a commercially viable mineral deposit, a reserve, has been appropriately evaluated as economically and legally feasible.

Diamond drill
A type of rotary drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of long hollow rods through which water is pumped to the cutting face. The drill cuts a core of rock, which is recovered in long cylindrical sections an inch or more in diameter.

Exploration	The prospecting, trenching, mapping, sampling, geochemistry, geophysics, diamond drilling and other work involved in searching for mineral bodies.

Mineral	A naturally occurring inorganic element or compound having an orderly internal structure and characteristic chemical composition, crystal form and physical properties.

Mineral	A mineral reserve is that part of a deposit which could be economic-ally and

Reserve	legally extracted or produced at the time of the reserve determination.

Mineralization	Rock containing an undetermined amount of minerals or metals.

Oxide
Mineralized rock in which some of the original minerals, usually sulphide, have been oxidized. Oxidation tends to make the mineral more porous and permits a more complete permeation of cyanide solutions so that minute particles of gold in the interior of the minerals will be more readily dissolved.

Waste	Material that is too low in grade to be mined and milled at a profit.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative. The following risk factors reflect the potential and substantial material risks which could be involved if you decide to purchase shares in this offering.

Risks Associated with The Cavalier Group

1. Because our auditors have issued a going concern opinion and because our officer and director will not loan any money to us, it is likely we will not be able to achieve our objectives and will have to cease business unless we raise a minimum of $50,000, gross, from this offering.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our sole officer and director is unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $50,000, gross, from our offering, we will have to suspend or cease business within twelve months.

2. We lack a business history and have losses that we expect to continue into the future. If the losses continue we will have to suspend business or cease functioning.

We were incorporated on February 11, 2005 and we have not started our proposed business or realized any revenues. We have no business history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $9,770. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

  our ability to find a profitable exploration property;
  our ability to generate revenues; and
  our ability to reduce exploration costs.

Based upon current plans, we expect to incur losses in future periods. This will happen because there are expenses associated with the exploration of the claim. We may not be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We have no known ore reserves and we may not find any gold or if we find gold it may not be in economic quantities. If we fail to find any gold or if we are unable to find gold in economic quantities, we will have to cease business.

We have no known ore reserves. Even if we find gold it may not be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold in sufficient quantity to warrant recovery it ultimately may not be recoverable. Finally, even if any gold is recoverable, we do not know that this can be done at a profit. Failure to locate gold deposits in economically recoverable quantities will cause us to cease business.

4. Even if this offering is fully subscribed, we will need additional financing to fully implement our two-phase exploration plan and if we fail to obtain additional funding we will not be able to continue business and will cease functioning.

If this offering is fully subscribed, Cavalier will receive $80,000, net, for its exploration program and business. Because the anticipated cost of the two-phase exploration program is $120,000, we will have to raise additional financing to complete our exploration of the claim. Even if the first phase of our exploration program is favourable we may not be able to raise any additional capital in order to finance the second phase.

5. We require substantial funds merely to determine if commercial deposits exist on our property.

Any potential development and production of our exploration properties depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Such programs require substantial additional funds. Any decision to further expand our plans on these exploration properties will involve the consideration and evaluation of several significant factors including, but not limited to:

  Costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities;
  Availability and costs of financing;
  Ongoing costs of production;
  Market prices for the products to be produced;
  Environmental compliance regulations and restraints; and
  Political climate and/or governmental regulation and control.

6. Titles to the claims are registered in the name of another person. Failure of Cavalier to obtain good titles to the claims will result in Cavalier having to cease business.

Title to the claims we intend to explore is not held in our name. Title to the claims is recorded in the name of Larry Gervais, a resident of Ontario Canada. In the event Gervais were to grant another person a deed of ownership which was subsequently registered prior to our deed, the third party would obtain good title and we would have nothing. Similarly, if he were to grant an option to another party, that party would be able to enter the claims, carry out certain work commitments and earn right and title to the claims and we would have little recourse as we would be harmed, will not own any property and would have to cease business. The option agreement does not specifically reference these risks or the recourse provided. Although we would have recourse against Gervais in the situations described, there is a question as to whether that recourse would have specific value.

7. Currently Cavalier has no right to the claims. In order to exercise its rights under the option agreement we must incur certain exploration costs and make royalty payments. Failure by Cavalier to incur the exploration expenditures or to make the royalty payments will result in forfeiture of Cavalier’s right to purchase the claims and will result in our having to cease business.

Under the terms of an option agreement, Cavalier has the right to acquire the title to the claims upon incurring exploration expenses on the claims of a minimum of $40,000 by October 31, 2006, incurring additional exploration expenses in the amount of $80,000 by October 31, 2007 and making annual advance on royalty payments in the amount of $40,000 commencing January 1, 2009. Failure by Cavalier to make any of the payments or failure to incur the required exploration expenses will result in the loss of the option to acquire the claims. Should we lose the option to acquire the claims, Cavalier will have to cease business.

8. If we decide not to complete both phases of our exploration program or should we decide that further exploration is not feasible we will have to cease business and will go out of business.

Cavalier’s exploration plan consists of two phases. Commencement of the second phase is dependent on the favourable completion of the first phase and sufficient funding for phase II. Should Cavalier, for any reason, decide not to proceed with phase II of the exploration program, we will have to cease business.

It will be necessary to analyze the data following each of the phases of the exploration program and come to a decision that further work is, or is not, warranted and that such work is likely, or not likely, to add value to the claims prior to any decision being made as to proceeding to the next phase. In the event that the engineer who supervises the phase I program recommends in his written report, based on his evaluation of the results, that the claims lack merit and no further value would be obtained by proceeding with phase II, then a decision to not proceed with phase II would be made. Such a decision would not be made arbitrarily by management.

9. Management will devote only a limited amount of time to Cavalier’s business. Failure of our management to devote a sufficient amount of time to our business plans will adversely affect the success of our business.

Because Mr. Williams, our President and CEO, will be devoting only 15% of his time, approximately 9 hours per week, to our business plans our business may suffer. As a result, exploration of our claims may be periodically interrupted or suspended. Interruptions to or suspension of our exploration program will cause us to cease business. Mr. Williams is also the sole officer and director of The Stallion Group a Nevada based exploration corporation engaged in exploration in British Columbia. In the future he will continue to be involved in the exploration business for other entities and such involvement could create a conflict of interests.

In the future, such corporations could begin operating mines and/or we, and other companies of which Mr. Williams may become a member of the board of directors, may participate in the same properties. Joint ventures in acquiring and exploring natural resources are frequent in the industry. He could be presented other exploration opportunities which would force him to determine which company to offer the project to and from where to seek the appropriate funding. As a result there may be situations which involve a conflict of interest. Issues pertaining to conflicts of interest and how they should be handled are addressed in “Conflicts of Interest on Page 26.

“10. Our proposed business may be construed as being commensurate in scope with the uncertainty associated with a blank-check company.

The Cavalier Group is an exploration stage corporation. We have no revenues, contracts or agreements with customers or suppliers and have conducted little business activity other than for the raising of initial seed capital and the filing of this registration statement. We have only $20,077 in total assets. Because we have a specific business plan and a geological report prepared by an independent professional engineer with specific time lines and costs we believe we do not meet the criteria\ for the application of Rule 419, the blank check company prohibition of the Act.

Our officer and director has been involved with The Stallion Group and Reward Enterprises, Inc. and was a founding shareholder of Kidstoysplus.com, Inc. Neither of the latter two were successful enterprises in their founding business plans. The Stallion Group has not yet initiated its business plan and it is too early to measure its success. Although we have a specific business plan, there is a risk that Cavalier’s business plan may not be successful in which case investors may lose all of their investment.”

11. The probability of an individual prospect ever having reserves is extremely remote.

The worldwide mining industry is founded upon small parcels of land being explored by junior exploration entities but the chances of finding reserves on any individual prospect are almost infinitesimal. It is common to spend millions of dollars on a potential project and complete many phases of exploration and still not obtain reserves that can be economically exploited. Therefore, the chances of Cavalier’s property ever having reserves is extremely remote and in all probability our property does not contain any reserves and the funds spent in exploration will probably be lost.

12. Management lacks formal training in mineral exploration.

Our senior officer and director has no professional accreditation or formal training in the business of exploration . All his experience and training has been developed in his capacity as an officer, director or supervisor of other companies involved in natural resource exploration. With no direct training or experience in these areas our management may not be fully aware of many of the specific requirements related to working within this industry. The decision so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make. Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry. For this reason we will retain such technical experts as are required to provide professional and technical guidance.

13 Our common stock is classed as a “penny stock”. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock is covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules may discourage investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

14. Sales of a substantial number of shares by the selling shareholders may result in a downward pressure on the price of our shares and the ability of new investors to realize their investment.

We are offering a minimum of 1,000,000 and a maximum of 2,000,000 shares for sale to the public. In addition, our current shareholders will be offering up to 1,200,000 shares for sale. If we sell the maximum subscription, there will be a total of 8,400,000 shares outstanding. The selling shareholders will represent almost 15% of the then outstanding shares which is a significant offering. This may result in a serious downward pressure on the selling price of our common shares and may limit the ability of our new shareholders to realize their investment and may result in substantial losses to potential investors.”

Risks Associated with this Offering:

1. Because Cavalier’s existing shareholders are risking a small amount of capital, while you on the other hand are risking up to $100,000, if our business fails you will absorb most of our loss.

Our existing shareholders will receive a substantial benefit from your investment. You, on the other hand, will be providing almost all of the capital necessary for our exploration program. As a result, if we cease business for any reason, you will lose your investment of up to $100,000 while our existing shareholders will only lose $28,000.

2. Because there is no public trading market for our common stock, you may not be able to resell your stock. Even if a market does develop you may not be able to sell your stock for the same amount you originally paid for it.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

3. After the offering, existing shareholders will still be able to elect all of our directors and control our business. Investors may find that the decisions of our directors are inconsistent with the best interest of other shareholders.

Even if we sell all 2,000,000 shares of common stock in this offering, our current shareholders will still own 6,400,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, current shareholders will be able to elect all of our directors and control our business. Current shareholders may elect directors who may undertake actions that are in the interests of the existing shareholders and be to the detriment of new investors. For example, this could occur in the event of a dilution as there are no pro-rata offering restrictions in our Articles or Bylaws.

4. As a result of the concurrent offering between selling shareholders and Cavalier, the offering by Cavalier may not be fully subscribed.

Cavalier and the selling shareholders will be offering their shares at the same time. The sale of shares by the selling shareholders is not contingent upon the Company selling the minimum offering. However, it is possible that we will approach some of the same potential investors and, therefore, if there is a conflict, it is possible that we may not be able to fully subscribe our offering.

5. Investors cannot withdraw their subscription; there is no escrow account. Although there is a minimum number of shares that must be sold, we will not refund any money to you even if we don’t raise enough money to start exploration yet raise in excess of the minimum subscription. If we fail to start or complete our exploration program it is unlikely we will be able to raise additional financing and we will cease functioning.

Investors cannot withdraw their subscription once accepted by Cavalier which means that if the minimum subscription of 1,000,000 shares is reached, you cannot get your money refunded regardless of the circumstances. In addition, there is no escrow account whereby the funds are held by an independent third party pending completion of the minimum offering. This may make it much more difficult for you to get your money back should there be a failure to meet minimum subscription levels.

There is a minimum number of 1,000,000 shares that must be sold in this offering. Any money we receive will be immediately appropriated by us if we sell in excess of the minimum subscription level. We may not raise enough money to start or complete exploration. No money will be refunded to you if we sell the minimum. If we sell less than the minimum all of the subscribed for funds will be fully refunded. There are no minimum share purchase requirements for individual investors.

Cautionary Statement Regarding Forward-Looking Statements

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions or words which, by their nature, refer to future events.

In some cases, you can also identify forward-looking statements by terminology such as “may”, “will”, “should”, “plans”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 7, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Business” section beginning on page 30. the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 33 and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

As used in this registration statement, the terms “we”, “us”, “our”, and “Cavalier” mean The Cavalier Group, unless otherwise indicated.

Cavalier is an exploration stage company. There is no assurance that commercially viable deposits exist on the claims that we have under option. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the claims is determined.

Foreign Currency and Exchange Rates

Our optioned claims are located in Ontario, Canada and costs expressed in the geological report on the claims are expressed in Canadian Dollars. For purposes of consistency and to express United States Dollars throughout this registration statement, Canadian Dollars have been converted into United States currency at the rate of US $1.00 being approximately equal to CA $1.25 or CA $1.00 being approximately equal to US $0.80 which is the approximate average exchange rate during recent months and which is consistent with the incorporated financial statements.

Use of Proceeds

Our offering is being made on a 1,000,000 share minimum and 2,000,000 share maximum basis. The net proceeds to us from the sale of up to 2,000,000 shares offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $20,000 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not receive any proceeds from the sale of shares by the selling shareholders.

We have set a minimum 1,000,000 share sales amount based on an arbitrary management decision. We are working under a phased-in work program and a decision will be made at the end of each phase as to whether we will carry on to the work required in the next phase. Therefore, if the initial phase, or any subsequent phase, is unfavourable we will cease further work on the claims. It is possible that we could cease further exploration after the expenditure of $40,000 with the completion of phase I and unfavourable results.

The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth.

Percent of total shares offered		50%(min)		75%		100%(max)
Shares Sold		1,000,000		1,500,000		2,000,000
	$		$		$
Gross proceeds from offering		50,000		75,000		100,000
Less offering expenses		20,000		20,000		20,000
Net offering proceeds		30,000		55,000		80,000

Use of net proceeds
Phase I exploration
Wages & fees		7,200		7,200		7,200
Grid materials and supplies		1,600		1,600		1,600
Camp equipment, operation,		2,400		2,400		2,400
transportation
Diamond Drilling		16,000		16,000		16,000
Drill supervision, core splitting &		4,000		4,000		4,000
reports
Assaying		4,800		4,800		4,800
Contingencies		4,000		4,000		4,000
Sub-total – Phase I expenses		40,000		40,000		40,000

Working capital
Regulatory costs (EDGAR, etc.)		1,000		1,000		1,000
Legal		1,000		1,000		5,000
Accounting		2,000		2,000		2,000
Other – office & miscellaneous		1,000		1,000		5,000
Capital costs for funding phase II		0		5,000		5,000
Reserve for phase II (unallocated)		0		5,000		22,000
Sub-total for working capital		5,000		15,000		40,000

Unallocated working capital *		(15,000)		0		0

Total use of proceeds		30,000		55,000		80,000

*

Our unallocated working capital at August 31, 2005 was $19,077. In the event that we raise the minimum subscription level of $50,000 through the sale of 1,000,000 shares, we would be required to utilize $15,000 of our working capital in order to be able to complete the first phase of the exploration program on our optioned claims.

The net proceeds from this offering may be as much as $80,000, assuming all shares are sold, which we can't guarantee, after deducting $20,000 for estimated offering expenses including legal and accounting fees. We will use the proceeds for exploration and working capital. Working capital includes future general non-exploration expenses and costs such as accounting and filing costs associated with keeping Cavalier in good standing with the appropriate regulatory authorities as well as costs associated with raising additional capital for phase II, if warranted. We expect to spend between $40,000, based on completing only the first phase of a two-phase exploration program, and $120,000 to fully complete our two-phase exploration activities. Therefore, our exploration expenditures could vary from $40,000 to $120,000 depending upon what we encounter in the exploration process and how far we progress on the scheduled two-phase exploration program which sums are based on the geological report on the claims and are a reflection of local costs for the specified type of work.

If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease business.

Our current plans, predicated on raising at least $30,000, net, accomplished by the sale of the minimum of 1,000,000 shares of the offering as noted in the preceding table, calls for the completion of phase I only at a cost of $40,000. If phase I is not favourable, we will terminate the option on the claims and cease business. If phase I is favourable we would then proceed to phase II at an estimated cost of $80,000, which cost is, again, a reflection of local costs for the type of work program planned. We will proceed to phase II only if we are also successful in being able to secure the capital funding required to complete phase II specifically. If phase II is not favourable, we will terminate the option on the claims and cease business. Therefore, we are expecting to expend $40,000 on phase I, if and only if, we are able to raise at least $30,000, net, the minimum subscription level.

The use of the net proceeds table above describes the expenses that will be incurred in association with phase I of the projected exploration program. Phase II of the exploration program will not be implemented until the success of phase I has been evaluated to determine whether further exploration work is warranted. For this reason we will retain as working capital any sums not utilized in phase I until further financing is obtained for phase II assuming further exploration work is warranted.

Although we have a wide ranging projected exploration program, we do not know how much money will ultimately be needed for exploration. The required exploration work for the projected initial two-phase program may cost up to $120,000, provided that results are favourable, decisions are made and financing is available to complete both phases of the work program. Further work must then be carried out to determine the extent of the gold , if any, and whether it might be economically viable to mine over the long term. Therefore, costs of exploration are not limited to the initially described two-phase exploration program.

Assuming gold values are found that would indicate long term exploration of the claims was warranted, we are a junior resource company without the necessary financial resources or contacts to be able to bring the claims through the exploration stage. We would then be required to locate working partnerships with other exploration companies and have them contribute financially to the exploration and development plans. In the long term, we could look to sell the claims to a major resource development company with the intention of keeping a small carried interest in the claims or we could sell our interest in the claims for cash and shares.

We will not be able to conduct meaningful exploration activities unless the minimum offering of 1,000,000 shares is sold. In addition, unless the minimum offering is sold, most of our paid in capital will have been utilized to pay the expenses of this offering. It is possible that no proceeds may be raised from this offering. If less than the minimum number of shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our progress. If we require additional funds, as noted above, in order to develop our plan, such funds may not be available on terms acceptable to us.

Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is completed, funds will be applied according to the priorities outlined above. For example, if only the minimum of $30,000, net, is received, the entire amount will be applied toward the exploration program, costs of this offering, quarterly and annual reports required under the Securities Exchange Act of 1934. In addition, most of our existing working capital will be utilized.

Working capital includes the cost of our office telephone, printing, faxing, the use of secretarial services and administrative expenses such as office supplies, postage and delivery charges. It also includes future general non-exploration expenses and costs such as accounting and filing costs associated with keeping Cavalier in good standing with the appropriate regulatory authorities as well as costs associated with raising additional capital for phase II, if warranted. Currently, we do not pay rent as Mr. Williams provides office space to us at no cost.

Our offering expenses are comprised of SEC and EDGAR filing fees, legal and accounting expenses, printing and transfer agent fees and any necessary state registration fees. Our sole officer and director will not receive any compensation for his effort in selling our shares.

We intend to use the proceeds of this offering in the manner set forth above. No material amount of the proceeds are to be used to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

Determination of the Offering Price

Offering by The Cavalier Group

There has been no public market for the common shares of Cavalier. The offering price should not be regarded as an indicator of the future market price of the securities.

The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $50,000, gross, and a maximum of $100,000, gross, in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

  our lack of business history;
  the proceeds to be raised by the offering;
  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and;
  our relative cash requirements; see “Plan of Distribution” beginning on page 18.

Offering by Selling Shareholders

The selling shareholders are free to offer and sell their common shares at such times and in such manner as they may determine. The types of transactions in which the common shares are sold may include negotiated transactions. The sales will be at the same price as the shares being offered by Cavalier – namely $0.05 per share. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that none have entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. We will pay all of the expenses of the selling shareholders, except for any broker dealer or underwriter commissions, which will be paid by the individual shareholder. Any commissions or profits that broker-dealers or agents receive from the resale of the shares they purchase may be deemed to be underwriting commissions and discounts under the federal securities rules and regulations. Any selling shareholder, broker-dealer or agent that is involved in this offering may be deemed to be an underwriter. None of the selling security holders are broker-dealers nor affiliates of broker-dealers.

Dilution of the Price You Pay for Your Shares

“Dilution” represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. “Net tangible book value” is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Because we have arbitrarily set the price higher than the book value of the existing shares, the book value of all the shares after the distribution of shares pursuant to this offering will be lower than the price of the shares pursuant to this offering. Dilution of the value of the shares you purchase is a result of the lower book value of the shares held by our existing shareholders.

Our net book value prior to the offering, based on our August 31, 2005 financial statements was $20,077 or approximately $0.0031 per common share. Prior to selling any shares in this offering, we had 6,400,000 shares of common stock outstanding comprised of 4,000,000 shares, at a price of $0.001 per share, which were purchased by the founding shareholder for $4,000 in cash and 1,200,000 shares which were purchased by eight arms length individuals for $24,000 in cash, at a price of $0.01.

We are now offering a minimum of 1,000,000 shares and a maximum of 2,000,000 shares at a price of $0.05 per share. If all the shares being offered are sold, we will have 8,400,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to the receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value is reflected in the following table which sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

Dilution Table

Percent of offering sold		50% (Min)	75%	100% (Max)
Shares sold		1,000,000	1,500,000	2,000,000
Public offering price/share		$0.05	$0.05	$0.05
Net tangible book value/share prior to offering		$0.0037	$0.0037	$0.0037
Net proceeds to Cavalier *		$30,000	$55,000	$80,000
Total shares outstanding		7,400,000	7,900,000	8,400,000
Increase due to new	Per Share	$0.0037	$0.0064	$0.0088
shareholders	Total $	$50,000	$75,000	$100,000
Dilution to new	Per share	$0.0434	$0.0406	$0.0382
shareholders	Total $	$43,350	$60,900	$76,400
	%	86.7%	81.2%	76.4%
Post offering net tangible book value per share		$0.0066	$0.0094	$0.0118

*	It is possible that we may not sell the minimum of 1,000,000 shares, in which case the proceeds to Cavalier will be $0.00.

Comparative Data

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from Cavalier, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share

	Shares Purchased		Total Consideration		Average
	Number	Percent	Amount	Percent	Price/Share
Founding shareholder
If 50% sold (min)	4,000,000	54.1%	$4,000	5.1%	$0.001
If 75% sold	4,000,000	50.6%	$4,000	3.9%	$0.001
If 100% sold (max)	4,000,000	47.6%	$4,000	3.1%	$0.001

Existing shareholders
If 50% sold (min)	1,200,000	32.4%	$24,000	30.8%	$0.01
If 75% sold	1,200,000	30.4%	$24,000	23.3%	$0.01
If 100% sold (max)	1,200,000	28.6%	$24,000	18.8%	$0.01

New shareholders
If 50% sold (min)	1,000,000	13.5%	$50,000	64.1%	$0.05
If 75% sold	1,500,000	19.0%	$75,000	72.8%	$0.05
If 100% sold (max)	2,000,000	23.8%	$100,000	78.1%	$0.05

Total
If 50% sold (min)	7,400,000	100%	$78,000	100%	$0.0105
If 75% sold	7,900,000	100%	$103,000	100%	$0.0130
If 100% sold (max)	8,400,000	100%	$128,000	100%	$0.0152

Upon completion of this offering, assuming all shares are sold, the net tangible book value of the 8,400,000 shares that will then be outstanding will be $99,077, or approximately $0.0118 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.0088 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0382 per share.

After completion of this offering, assuming all shares are sold, new shareholders will own approximately 23.8% of the total number of shares then outstanding, shares for which they will have made a cash investment of up to $100,000 or $0.05 per share. Our existing shareholders will own approximately 76.2% of the total number of shares then outstanding, for which they will have made contributions of cash, totaling 28,000, or approximately $0.003 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

	If 50% of	If 100% of
	offering sold	offering sold
Existing shareholders	(min)	(max)
Price per share	$0.005	$0.005
Net tangible book value before offering	$0.0030	$0.0030
Net tangible book value after offering	$0.0066	$0.0118
Increase to present shareholders in NTBV/share after offering	$0.0037	$0.0088
Capital contributions	$24,000	$24,000
Number of shares outstanding before the offering	6,400,000	6,400,000

Number of shares after offering held by existing shareholders	6,400,000	6,400,000
Percentage of ownership after offering	86.5%	76.2%

Purchasers of shares in this offering
Price per share	$0.05	$0.05
Dilution per share	$0.0434	$0.0382
Capital contributions	$50,000	$100,000
Number of shares after offering held by public investors	1,000,000	2,000,000
Percentage of ownership after offering	13.5%	23.8%
Dollar dilution to new investors	$43,350	$76,400

Plan of Distribution, Terms of the Offering

(a) The Offering will be Sold by Our Officer

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full. Once the minimum subscription level of 1,000,000 shares has been reached, all money received from the offering will be immediately used by us and there will be no refunds. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose; therefore, the last possible day that we may sell shares will be a date 180 days after the effective date. There is no minimum share purchase requirement for individual investors. Cavalier’s officer and director is permitted to purchase shares in the offering in order to reach the minimum offering amount.

We have set a minimum sales amount based on an arbitrary management decision. Because we are working under a phased-in work program and a decision will be made at the end of each phase as to whether we carry on to the work required in the next phase, if the initial phase, or any subsequent phase, is unfavourable we will cease further work on the claims. It is possible that we could cease further exploration after the expenditure of $40,000 with the completion of phase I and unfavourable results. If it turns out that we have not raised enough money to complete our exploration program (phase II), we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease business.

We will sell the shares in this offering through our sole officer and director, Gerald W. Williams. The officer and director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Mr. Williams satisfies the requirements of Rule 3(a)4-1 in that:

1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	None of such persons is, at the time of his participation, an associated person of a broker- dealer; and

4.

All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As Cavalier’s officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits Cavalier, its officer and director from certain types of trading activities during the time of distribution of Cavalier’s securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of Cavalier’s securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering by the Selling Shareholders

The selling shareholders may sell their shares in privately negotiated transactions. The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. None of the selling security holders are broker-dealers nor affiliates of broker-dealers.

Duties of the Selling Shareholders

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock and, therefore, be considered to be an underwriter, they must comply with applicable law and may, among other things:

  Not engage in any stabilization activities in connection with our common stock;
  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the securities Exchange Act.

Regulation M

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

Costs of registration of common stock

Cavalier is bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by the selling shareholders will, however, be borne by such selling shareholders or by another party selling such common stock.

(b) Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities & Exchange Commission and continue for a period of 90 days. We may extend the offering an additional 90 days unless the offering is completed or otherwise terminated; therefore, the last possible day that we may sell shares will be a date 180 days after the effective date.

(c) Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement; and
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “The Cavalier Group”.

Upon receipt, all funds provided to Cavalier as subscriptions will be held for two days and then promptly deposited into Cavalier’s account. In the event we are unable to complete the minimum subscription level, all funds will be promptly returned to the subscriber once the decision is made that the minimum subscription level has not been reached. No interest will be paid on the subscription funds nor will any deductions be made from the deposited funds and the full amount of the subscriber’s investment will be returned to the investor.

The terms of the subscription agreement are as follows:

1.

Each subscriber is to complete, execute and deliver to Cavalier the subscription agreement. The Board of Directors will review the materials and, if the subscription is accepted, Cavalier will execute the subscription agreement and return a copy of the materials to the investor with an acknowledgment of the acceptance of the subscription.

2.	Cavalier shall have the right to accept or reject any subscription, in whole or in part.
3.

Payment for the amount of the shares subscribed for shall be made by delivery of a cheque or wire transfer of available funds to Cavalier payable to “The Cavalier Group” at the address set forth. There is a minimum of 1,000,000 shares which must be sold as a condition precedent to the closing. There are no minimum share purchase requirements for individual investors.

(d) Right to Reject Subscriptions

Cavalier maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Selling Shareholders

The selling shareholders named in this prospectus are offering 1,200,000 shares of common stock, in addition to the 1,000,000 minimum and 2,000,000 maximum shares of common stock that we are offering. The shares being offered by the selling shareholders were acquired from us in an offering completed on April 30, 2005 that was exempt from registration under Regulation S of the Securities Act of 1933. The selling shareholders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling shareholder may offer all or part of the shares owned for resale from time to time. A selling shareholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling shareholders obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given by Cavalier as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling shareholders upon termination of the offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  The number of shares owned by each prior to this offering;
  The total number of shares that are to be offered by each shareholder;
  The total number of shares that will be owned by each upon completion of the offering;
  The percentage owned by each upon completion of the offering; and
  The identity of the beneficial owner of any entity that owns the shares.

To the best of our knowledge, the named parties in the table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock and have assumed that the maximum 2,000,000 shares being offered by us and all shares being offered by the selling shareholders are sold. We have based the percentage owned by each on 8,400,000 shares, consisting of 6,400,000 shares of common stock outstanding as of the date of this prospectus plus a maximum of 2,000,000 common shares that we are intending to sell pursuant to this offering.

			Total Number	Total	Percent
Name and Address of Selling		Shares	of Shares to	Shares to	Owned
Shareholder		Owned	be Offered	be Owned	Upon
	Relationship	Prior to	for Selling	Upon	Completion
	to Gerald	this	Shareholder’s	Completion	of this
	Williams	Offering	Account	of this	Offering
				Offering
Kimberly Cooper,	Sister	300,000	150,000	150,000	1.8%
16580 – 78A Avenue,
Richmond, B.C. V3S 7V3
Brian C. Doutaz	Business	300,000	150,000	150,000	1.8%
35 – 12880 Railway Avenue	Associate
Richmond, B.C. V7E 6G4
Lance Mayers,	Friend	300,000	150,000	150,000	1.8%
16402 – 87th Street,
Osoyoos, B.C. V0H 1V2
Lorenda Mayers,	Friend	300,000	150,000	150,000	1.8%
16402 – 87th Street,
Osoyoos, B.C. V0H 1V2

Ryan Investments Ltd.,	Wife	300,000	150,000	150,000	1.8%
101 – 4180 Lougheed Hwy.,
Burnaby, B.C. V5C 6A7
Owner: Sylvia E. Williams
Creative Programs Holdings Ltd.	Business	300,000	150,000	150,000	1.8%
12880 Railway Avenue, No. 35	Associate
Richmond, B.C. V7E 6G4
Owner: Wellington Charles
Carole Wahlroth,	Friend	300,000	150,000	150,000	1.8%
222 – 13888 – 70th Avenue,
Richmond, B.C. V3W 0R8
Chris Wahlroth,	Friend	300,000	150,000	150,000	1.8%
P.O. Box 1590,
Princeton, B.C. V0X 1W0

To our knowledge, none of the selling shareholders:

  Has had a material relationship with The Cavalier Group other than as a shareholder as noted above within the last three years;
  Has ever been an officer or director of The Cavalier Group.

The sales price of the shares being offered has been determined to be $0.05 per share and is a fixed price until the securities of Cavalier are quoted on the Over-The-Counter Bulletin Board or other national exchange or quotation system and thereafter at the prevailing market prices or privately negotiated prices.

None of the selling shareholders are related to Mr. Gerald W. Williams, who is our sole officer and director except for Kimberly Cooper who is Mr. Williams’ married sister.

Legal Proceedings

Cavalier is not a party to any pending litigation and none is contemplated or threatened.

Directors, Executive Officers, Promoters and Control Persons

(a) Directors and Executive Officers

Each of our directors is elected by the shareholders to a term of one (1) year and serves until his or her successor is elected and qualified, or until he or she resigns or is removed from office. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. The board of directors has no nominating or compensation committees.

The name, address, age and position of our present officer and director is as set forth below:

Name and Address	Age	Position(s)
Gerald W. Williams 5728 – 125A Street	55	President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and a member of the Surrey, B.C. Canada Board of Directors

Mr. Williams who has held his office/position since February 11, 2005, will be spending approximately 15% of his time on the affairs of Cavalier and is expected to hold the office/position until the next annual meeting of our shareholders. None of the directors or officers has professional or technical accreditation in the exploration business.

Gerald W. Williams, a director serving as president and chief executive officer is, and has been, a management and business consultant since 1984. He is President, 1983 to present, of Sylco Investments Ltd., a private British Columbia company which was incorporated in 1983 and which is in the business of providing financial, management and consulting services to development and exploration stage businesses in Canada and the United States; he has been performing such services since 1983. Prior to that he spent 13 years in real estate sales, appraisal and land development. In addition, he is the President and a director of The Stallion Group, a Nevada registered reporting issuer which is involved in the exploration business in British Columbia. He is not a director of any other corporations.

In 1999 Mr. Williams formed Reward Enterprises, Inc., a Nevada based internet gaming business which was successful in raising over $500,000 towards the formation of the business. Although the corporation’s Web site and software programming was completed, the “dot com bust” and the international legal efforts to dissuade Internet gaming increased costs beyond the point that the business plan could afford and Reward ceased functioning as an Internet gaming business although it still trades on the OTC-BB under the symbol RWDE. Control of the Corporation was later transferred to another group with interests in Internet communications. Mr. Williams is also the president and sole director of The Stallion Group, a reporting issuer and start-up exploration entity with a property in north-central British Columbia. Work was recently commenced on the first phase of exploration of the claims. On July 25, 2005 a crew went to claim in north-western British Columbia to commence phase I of the planned two phase exploration program. The crew completed their work on August 05, 2005 with samples being sent to a laboratory for geochemical analysis. The work re-established the 2003 base line grid, conducted a ground level electromagnetic survey over that grid and an airborne electromagnetic (EM) survey followed by approximately 800 feet of diamond drilling over selected target areas based on the results of previous exploration coordinated with the results of the EM surveys. Further rock and geochemical sampling of those areas determined by the geological and EM surveys was also carried out; results will not be available until early 2006. Stallion does not trade.

In the past six years, Mr. Williams has been associated with the following corporations through his purchase of seed stock in each. Kidstoysplus.com, Inc., was Internet based retailer of children’s toys and related items incorporated in 1999 which ceased business in 2004; it currently is quoted on the Pink Sheets under the symbol SMLA and is called Stealth Medialabs. Paradigm Enterprises, Inc. was incorporated as an exploration corporation in 2002, saw less than desired results but which acquired oil and gas projects in late 2004 with a subsequent change of management; the corporation is now called Paradigm Oil And Gas, Inc. and is quoted on the OTC-BB under the symbol POGI. Alton Ventures, Inc., a reporting issuer, was incorporated in 2001 and is also involved in exploration in north-western Ontario; it has recently (September, 2005) commenced phase I exploration work on its property. Results will not be known until early, 2006. Sterling Group Ventures, Inc. also started in 2001 with claims in British Columbia. Although the engineer who completed phase I of the three phase exploration program recommended proceeding to the next phase, the Corporation was not successful in being able to secure the required funding. The Corporation then acquired a lithium property in China under new ownership and continues to be quoted on the OTC-BB under the symbol SGGV.

(b) Conflicts of Interest

We believe that Mr. Williams will be subject to conflicts of interest. The conflicts arise from his relationships with other public and even private corporations. In the future he will continue to be involved in the exploration and petroleum businesses for other entities and such involvement could create a conflict of interests.

In the future, such corporations of which Mr. Williams may become a member of the board of directors, may participate in the same properties or projects. Joint ventures in acquiring and exploring natural resources are frequent in the industry. He could be presented other exploration opportunities which would force him to determine which company to offer the project to and from where to seek the appropriate funding. As a result there may be situations which involve a conflict of interest. Mr. Williams will attempt to avoid dealing with such other companies in such situations where conflicts might arise and will also disclose all such conflicts and will govern himself in respect thereof to the best of his abilities. In any event, it would be incumbent upon him to notify Cavalier and the other boards of directors that may be involved of his conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to Cavalier and the shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board of Directors, on April 30, 2005, adopted a Code of Business Conduct and Ethics. Cavalier’s Code of Business Conduct and Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of Cavalier and its officers and directors to its shareholders, employees, customers, lenders and other stakeholders. Our Code of Business Conduct and Ethics addresses principles of general business ethics, conflicts of interest, special ethical obligations for employees with financial reporting responsibilities, insider trading rules, reporting of any unlawful or unethical conduct, political contributions and other relevant issues.

(c) Significant Employees

We have no employees other than for Gerald W. Williams.

(d) Involvement in Certain Legal Proceedings

During the past five years, none of our officers, directors, promoters or control persons has had any of the following events occur:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

3.

being subject to any order, judgement or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and/or

4.

being found by a court of competent jurisdiction, in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

(a) Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1] [2]	Amount & Nature of Beneficial Ownership [3]	Percentage of Class
common stock	Gerald W. Williams 5728 – 125A Street Surrey, B.C. Canada	4,000,000 Beneficial Owner	62.5%
All Officers, Directors and Key Employees as a Group		4,000,000	62.5%

[1]

The person named above may be deemed to be a “parent” and “promoter” of Cavalier, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Williams is the only “promoter” of The Cavalier Group.

[2]

The person named above does not have any specified rights to acquire, within sixty (60) days of the date of this registration statement any options, warrants or rights and no conversion privileges or other similar obligations exist.

[3]	As of August 31, 2005 and October 07, 2005.

(b) Security Ownership of Management

The following table sets forth the names and addresses of each of our directors and officers, their principal occupations and their respective date of commencement of their term with Cavalier. All directors and officers hold office until our next annual general meeting of shareholders or until a successor is appointed.

Title of Class	Name and Address of Beneficial Owner [1] [3]	Amount & Nature of Beneficial Ownership [2]	Percentage of Class
common stock	Gerald W. Williams 5728 – 125A Street Surrey, B.C. V3X 3G8 Management Consultant Director and officer since February 11, 2005	4,000,000	62.5%
All Officers and Directors as a Group		4,000,000	62.5%

[1]	As of August 31, 2005 and October 07, 2005.

[2]

Common shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at the date hereof based upon information furnished to Cavalier by individual directors and officers. All such shares are held directly.

[3]

The person named above does not have any specified rights to acquire, within sixty (60) days of the date of this registration statement any options, warrants or rights and no conversion privileges or other similar obligations exist.

The directors, officers and other members of management of Cavalier, as a group beneficially own, directly or indirectly, 4,000,000 of our common shares, representing 62.5% of the total issued and outstanding securities of Cavalier as of August 31, 2005 and October 07, 2005

There are no outstanding stock options.

(c) Changes in Control

We do not anticipate at this time any changes in control of Cavalier. There are no arrangements either in place or contemplated which may result in a change of control of Cavalier. There are no provisions within our Articles or Bylaws that would delay or prevent a change of control.

(d) Future Sales by Existing Shareholders

As of the date of this prospectus, there are a total of nine (9) shareholders of record holding shares of Cavalier’s common stock. A total of 6,400,000 shares of common stock were issued to the existing shareholders, all of which are “restricted securities”, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition. Because it has been less than one year since the shares restricted under Rule 144 were acquired, no shares can be sold at this time pursuant to Rule 144.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See “Dilution of the Price You Pay for Your Shares” on page 16.

Cavalier does not have any securities that are convertible into common stock. We have not registered any shares for sale by Securityholders under the Securities Act other than as disclosed in this prospectus.

Description of Securities

(a) Common Shares

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

  have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors;
  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
  do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
  are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of our securities.

As of August 31, 2005, Cavalier had issued 6,400,000 common shares for total consideration of $28,000. We issued 4,000,000 shares of common stock through a Section 4(2) exemption in February, 2005 for cash consideration of $4,000. We issued 1,200,000 shares of common stock through a Regulation S offering in April, 2005 for cash consideration of $24,000.

4,000,000 common shares which were issued to Mr. Williams are restricted and can only be transferred, mortgaged, pledged or otherwise disposed of under Rule 144 of the Securities Act of 1933. The same holds for the balance of the shares issued.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered shareholders are entitled to receive a notice of any Cavalier general annual meeting to be convened.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of the management of Cavalier, at the date hereof, Gerald W. Williams is the only person to exercise control, directly or indirectly, over more than 10% of Cavalier’s outstanding common shares (see “Security Ownership of Certain Beneficial Owners and Management” on page 24).

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this registration statement, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

Stock transfer agent

The stock transfer agent for our securities is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Wyoming 89119; the telephone number is (702) 361-3033 and the facsimile number is (702) 433-1979.

(b) Debt Securities

As of the date of this registration statement, Cavalier does not have any debt securities.

(c) Stock Options

Cavalier has no stock option plan for officers, directors, employees or consultants and no options have been issued.

(d) Warrants

The are no outstanding warrants and no warrants have been issued.

(e) Restricted Securities

Cavalier issued 4,000,000 shares to Gerald W. Williams a price of $0.001 per share for total consideration of $4,000 in February, 2005 which were paid for in cash. Under the Securities Act of 1933, these share can only be re-sold under the provisions of Rule 144.

When a person acquires restricted securities or holds control securities, he or she must find an exemption from the SEC's registration requirements to sell them in the marketplace. Rule 144 allows public resale of restricted and control securities if a number of conditions are met.

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer. Investors typically receive restricted securities through private placement offerings, Regulation D or Regulation S offerings or through employee stock benefit plans, as compensation for professional services, or in exchange for providing “seed money” or start-up capital to a company.

Under Rule 144 a shareholder, including an affiliate of Cavalier, may sell shares of common stock after at least one year has elapsed since such shares were acquired from Cavalier or an affiliate of Cavalier. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Cavalier, and who has not been an affiliate of Cavalier for 90 days prior to the sale, and who has beneficially owned shares acquired from Cavalier or an affiliate of Cavalier for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Interest of Named Experts and Counsel

No named expert or counsel referred to in the prospectus has any interest in Cavalier. No expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in Cavalier or was a promoter, underwriter, voting trustee, director, officer or employee of, or for, Cavalier. An “expert” is a person who is named as preparing or certifying all or part of our registration statement or a report or valuation for use in connection with the registration statement. “Counsel” is any counsel named in the prospectus as having given an opinion on the validity of the securities being registered or upon other legal matters concerning the registration or offering of the securities.

Our financial statements for the period from inception on February 11, 2005 to May 31, 2005, included in this prospectus have been audited by Cordovano & Honeck, LLP, 201 Steele Street, Suite 300, Denver, Colorado 80206, as set forth in their report included in this prospectus. Our interim financial statements for the three months ended August 31, 2005 and for the period from Inception on February 11, 2005 to August 31, 2005 as set forth in this prospectus have been prepared by management.

The geological report on the Casa claims group dated May 19, 2005 was authored by R. S. Middleton, P. Eng., 136 Cedar Avenue South, Timmins, Ontario.

The legal opinion rendered by Jeffrey Nichols, Attorneys and Counselors At Law, of 388 Market Street, Suite 500, San Francisco, California 94111 regarding the Common Stock of The Cavalier Group registered on Form SB-2 is as set forth in their opinion letter dated July 26, 2005 included in this prospectus.

Indemnification of Officers and Directors for Securities Act Liabilities

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Cavalier is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article XII of our Articles of Incorporation, filed as Exhibit 3.1 to this registration statement;
  Bylaw IX of our Bylaws, filed as Exhibit 3.2 to this registration statement; and
  Wyoming Business Corporation Act, Section 17-16-851.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Cavalier responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Presently our director and officer is not covered by liability insurance. However, our Articles of Incorporation state that the Corporation may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Wyoming. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of Cavalier exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Business Description

(a) Corporate Organization and History Within Last Five Years

We were incorporated in the State of Wyoming on February 11, 2005 and established a fiscal year end of May 31. We are a start-up, exploration stage company engaged in the search for gold. Our statutory registered agent's office is located at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming 82001 and our business office is located at 5728 – 125A Street, Surrey, British Columbia V3X 3G8. Our telephone number is (604) 597-0028. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We have no property other than an option to acquire four claim blocks in Ontario, Canada and to the date of this prospectus have not spent any monies on research and development. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete phase I of our exploration program based on the success of this offering.

(b) Business Development

On April 25, 2005, we optioned a property containing four claim blocks in Ontario, Canada by entering into an Option To Purchase And Royalty Agreement with Larry Gervais, the beneficial owner of the claims, an arms-length Ontario resident, to acquire the claims by making certain expenditures and carrying out certain exploration work on the claims.

Under the terms of the agreement, Gervais granted to Cavalier the sole and exclusive right to acquire 100 percent of the right, title and interest of Gervais in the claims, subject to his receiving annual payments and a royalty, in accordance with the terms of the agreement, as follows:

1.	Cavalier must incur exploration expenditures on the claims of a minimum of $40,000, by October 31, 2006;

2.	Cavalier must incur exploration expenditures on the claims of a further $80,000, for an aggregate minimum exploration expense of $120,000, by October 31, 2007; and

3.	Upon exercise of the option, Cavalier is required to pay to Gervais, commencing January 1, 2009, the sum of $40,000 per annum, as prepayment of the net smelter royalty.

If the results of phase I are unfavourable, we will terminate the option agreement and will not be obligated to make any subsequent payments. Similarly, if the results of phase II are unfavourable, we will terminate the option and will not be obligated to make any subsequent payments.

To date we have not performed any work on the claims nor have we spent any money on research and development activities. Information about the claims was presented to Mr. Williams for review without any contractual obligations.

The claims are unencumbered and there are no competitive conditions which affect the claims. Further, there is no insurance covering the claims. We believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements.

The names, tenure numbers, date of recording and expiration date of the claims are as follows:

Claim	Tenure	Recording Date	Expiry Date	Size
Name	Number			(acres)
Casa 1	P 3012728	February 02, 2004	February 02, 2007	40
Casa 2	P 3012010	May 26, 2004	May 26, 2007	40
Casa 3	P 3019152	December 07, 2004	December 07, 2007	640
Casa 4	P 3019153	December 07, 2004	December 07, 2007	600

To keep the claims in good standing, such that they do not expire on the date indicated in the preceding, we must begin exploration on or before April 24, 2007 or pay $13,200 to prevent the claims from reverting to the Crown.

It is our intention to incorporate a Canadian subsidiary company and record the deed of ownership in the name of our subsidiary if gold is discovered on the claims and it appears that they would be economically viable to commercially mine.

Cavalier is an exploration stage company. There is no assurance that a commercially viable deposit exists on the claims that we have under option. Further exploration will be required before an evaluation as to the economic and legal feasibility of the claims is determined. We have a specific business plan to complete phase I of our exploration program based on the success of this offering and a specific timetable and have no intention of entering into a merger or acquisition within the next twelve months.

(c) Proposed Exploration Program – Plan of Operation

Our business plan is to proceed with initial exploration of the claims to determine if there are commercially exploitable deposits of gold. We plan a two-phase exploration program to properly evaluate the potential of the claims. We must conduct exploration to determine if gold exists on the claims and if any is found it can be economically extracted and profitably processed.

We do not claim to have any ores or reserves whatsoever at this time on our optioned claims.

We anticipate that phase I of the planned geological exploration program on the claims will cost $40,000, which is a reflection of local costs for the specified type of work. We had $15,077 in cash reserves as of August 31, 2005. Accordingly, we will not be able to proceed with the first phase of the exploration program without additional financing.

Phase I may require up to three weeks for the base work and an additional two to three months for analysis, evaluation of the work completed and the preparation of a report and will bear an estimated total cost of $40,000. Costs for phase I are made up of wages, fees, grid materials, transportation, geological and geochemical supplies, diamond drilling, assaying, camp equipment and operation costs. It is our intention to carry the work out in 2006, predicated on completion of the offering described in this registration statement. We will assess the results of this program upon receipt of an appropriate engineering or geological report. The cost estimates for this and other phases of the work program are based on local costs for this type of work. A detailed outline of the proposed timetable can be found on page 34 under the heading (b) Management’s Discussion, Analysis of Financial Condition and Results of Operations.

If we are unable to sell any of the securities under this offering, we would be required to suspend business. We have not entered into any arrangements with creditors for unpaid expenses incurred in undertaking this offering.

Phase II will not be carried out until 2007 and will be contingent upon favourable results from phase I and specific recommendations of a professional engineer or geologist based on those results. Favourable results means that an engineer, geologist or other recognized professional states that there is a strong likelihood of value being added to the claims by completing the next phase of exploration, makes a formal written recommendation that we proceed to the next phase of exploration, that a resolution is approved by the Board of Directors indicating such work should proceed and that it is feasible to finance the next phase of the exploration. Phase II will be directed towards further diamond drilling and may require up to three weeks work; costs will be approximately $80,000 comprised of wages, fees, camp, diamond drilling, assays and related. The cost estimate is based on local costs for the specified type of work. A further three months may be required for analysis, evaluation on the work accomplished and the preparation of a report.

Offices

Our offices are located at 5728 – 125A Street, Surrey, British Columbia. Currently, these facilities are provided to us by Gerald W. Williams, our director and President, without charge, but such arrangement may be cancelled at anytime without notice. As our business activities continue, we anticipate we will be required to pay a pro rata share of the rent incurred for the facilities that we occupy. Specific direct expenses incurred such as telephone and secretarial services are charged back to Cavalier on a periodic basis.

(d) Reports to Securityholders

As a result of the filing of this registration statement, Cavalier is obligated to file with the Securities and Exchange Commission certain interim and periodic reports including an annual report containing audited financial statements. We will voluntarily send an annual report, including audited financial statements, only to shareholders who request such.

In addition, under Section 15(d) of the Exchange Act, Cavalier will be required to electronically file annual (10K-SB) and quarterly (10Q-SB) reports, special reports (8-K), proxy statements (14-C) and other information with the Securities and Exchange Commission through the EDGAR Internet site that contains information regarding issuers that file with the SEC. The SEC website is http://www.sec.gov and the EDGAR website is located at http://www.sec.gov/edgar. Further, the public may read and copy materials we file with the SEC at the SEC's Public Reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330. Cavalier does not have an Internet address.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

(a) Plan of Operation

We are a start-up, exploration stage company engaged in the search for gold and have not yet generated or realized any revenues from our business.

Cavalier believes it can satisfy its cash requirements through the fiscal year end of May 31, 2006 from private placements of $28,000 received during February and April of 2005 and the funds received from this offering. If we fail to complete the offering, even at the minimum subscription level, we will have to cease business. As of August 31, 2005, we had $19,077 in working capital.

During the fiscal period June 01, 2005 to May 31, 2006, we plan to concentrate our efforts on the planned phase I exploration program on the claims. If the program is favourable, we will proceed to phase II and commence planning for that work for 2007.

We do not expect any changes or hiring of employees since contracts are given to consultants and sub-contractor specialists in specific fields of expertise for the exploration work. We do not expect to purchase or sell any plant or significant equipment. We intend to lease or rent any equipment, such as a diamond drill machine, that we will need in order to carry out our exploration activities.

(b) Management's Discussion, Analysis of Financial Condition and Results of Operations

Our auditors have issued a going concern opinion. This means that they believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling gold. Accordingly, we must raise cash from sources other than the sale of gold found on our claims. Our only other source for cash at this time is investments by others in Cavalier. We must raise cash in order to implement our project and stay in business.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to costs of this offering and then to exploration. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officer or others. We have discussed this matter with our officer; however, he is unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend business until we do raise the cash, or cease business entirely.

We do not expect to purchase or sell any plant or significant equipment. We intend to lease or rent any equipment such as a diamond drill machine, that we will need in order to carry out our exploration activities. We do not expect a change in our number of employees.

Over the next ten months, we intend to complete the first phase of the exploration plan on our optioned claims. The claims were obtained through an option agreement with Larry Gervais, the beneficial owner of the claims. To date we have not performed any work on the claims. If our initial exploration efforts are favourable, we intend to proceed with longer term exploration of the claims.

Our plan of operation for the next sixteen months through December 31, 2006 is:

Prior to the commencement of phase I of the work program, Cavalier will maintain its business and will remain compliant with regulatory requirements but will not advance its business plan until the sale of shares contemplated by this registration statement is completed. At that time we will engage our consulting engineer in preparation for the commencement of phase I.

Commencing no later than July 01, 2006, phase I of the work program will establish a grid, complete general prospecting and geological mapping of the property as well as provide a report on the work accomplished with specific recommendations for the future at a total cost of $40,000:

Three Days – establishment of a grid across the property with crosslines being set up every 50 metres and intersecting crosslines marked at each 25 metre point. The cost of establishing the grid and supplies will be approximately $4,600.

Two Days – the intersecting crosslines established by the grid will become base reference points at which rock and soil samples will be taken; each of the samples will be analyzed for specific metals and their geological characteristics identified and recorded.

Two Days – the entire property will also be searched for outcroppings, trenches or areas that may indicate further exploration is warranted in a later phase.

The cost of the prospecting efforts as well as the mapping and sample collections and assaying of the samples as well as camp costs and transportation to and from the property will be approximately $6,600.

Seven Days – 1,000 feet of diamond drilling will be accomplished at sites both predetermined based on past work on the property and on findings during the mapping and sampling phase. The cost of the diamond drilling and assaying the results will be approximately $22,000.

Weeks 3 through 9 – the various samples will be sent to a lab for analysis of their chemical makeup which will cost approximately $4,800 (included in the above estimates).

Weeks 10 through 14 – once all the sample information is available, a professional geologist or engineer will require at least one month to correlate the information and write a report either recommending that further work is warranted on the claims or that the property cannot have any further value added by doing additional exploration in which case he would recommend abandonment of the claims. The cost of the report and his supervision during the physical work on the claims will be approximately $2,600.

We have also included a contingency fee of $4,000 in our cost estimates. The funds, totalling $24,500, necessary to complete phase I will come from this offering.

October 1, to December 31, 2006 – we expect to have the report on phase I of the exploration program in hand by mid November, 2006 and will then be in a position to determine what the next step will be in the development of our business plan. If the report is favourable and advises that we proceed to phase II of the exploration program, we will then have to determine how we can raise the funds required for the second phase which are currently estimated at $80,000. If the report advises abandoning the claims as having little or no value, we will cease functioning. Various options will be reviewed as to funding – public financing, private funding, loans or possible joint venture opportunities. Each of these will have to be evaluated for merit, cost and the most favourable basis for Cavalier and its shareholders. This process will require from four to eight weeks to complete.

January 01 to May 31, 2007 – if the report is favourable, we will spend this time working on the effort to raising the funds necessary to carry out phase II. This period may carry on into fiscal 2007 - 2008 depending on the availability of funds and the methods needed to complete the financing. For example, if a registration statement is required, it may take more than three months to complete the offering.

If we raise the maximum of $100,000, gross, in this offering, we believe that we can pay for our offering expenses and satisfy our cash requirements without having to raise additional funds for the next twelve months. If we raise less than $100,000, gross, but more than the minimum of $50,000, gross, we may have to raise additional funds or we may not be able to continue our proposed business involving the completion of phase II, if such is recommended by a competent professional engineer or geologist.

If we are unable to sell the minimum 1,000,000 shares of the planned offering it will be necessary to utilize existing working capital to fund the cost of this offering. In such an event, we would not have sufficient capital available to fund the phase I exploration program and we would have to suspend business. We have not entered into any arrangements with creditors for unpaid offering expenses.

Phase I of our plan involves re-establishment of a grid, diamond drilling as well as geological and geochemical analysis. Phase I may take up to 3 months in total, including preparation of a report on the work completed with further recommendations and will cost a budgeted $40,000 based on local costs for the specified type of work. We have not commenced phase I. We anticipate that the proceeds of this offering will be used to pay the costs of the first phase of the exploration plan.

If we are unable to complete any phase of exploration because we don’t have enough money, we will cease business until we raise additional funds. If we can’t or don’t raise more money, we will cease business. We have no intention of entering into a merger or acquisition if we cease business.

The option agreement calls for a second phase of exploration to be carried out in 2007 at a cost of $80,000. If the phase I work program is favourable, additional funding will be required in order to satisfy this and other cash demands on Cavalier. It is our intention to fund these requirements through additional equity offerings, private placements or loans. In the event we are not able to complete the required funding we will have to suspend business. In any event, until the results of phase I are known we are not in a position to know whether we will carry on with phase II. If the results of phase I are unfavourable, we will terminate the option and will have no further obligations under the agreement. Similarly, if the results of phase II are unfavourable, we will terminate the option and will not be obligated to make any subsequent payments.

We have limited cash reserves which as of August 31, 2005 totaled $15,077, excluding a reserve for payables. Until we actually commence phase I of the exploration program, our monthly cash requirements are minimal. Current working capital can adequately satisfy our cash requirement for the next twelve months excluding any work on our proposed exploration program.

We cannot provide a more detailed discussion of how our exploration program will work and what we expect will be the likelihood of success because we have a piece of raw land and we intend to look for gold. We may or may not find any gold.

We will not move on to a subsequent phase of the exploration program until the phase we are working on is completed and the evaluation has been rendered. We will determine when that occurs. We do not have any plans to take Cavalier from phase I or II exploration to revenue generation. This is because we have not yet found anything and it is impossible to project revenue from nothing. If we do not find we will be unable to proceed with the next phase of exploration.

We expect to start exploration on the property in 2006.

Limited Business History; Need for Additional Capital

There is no historical financial information about Cavalier upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our claims, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete phase I of our exploration program based on the success of this offering. We have no intention of entering into a merger or acquisition if we cease business.

To become profitable and competitive, we must conduct exploration of our claims before we commence production of any gold we may find. We are seeking equity financing in order to provide for the capital required to implement our exploration program.

We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

If our initial exploration efforts are favourable, we intend to proceed with longer term exploration of the claims.

If we raise the maximum of $100,000, gross, in this offering, we believe that we can pay for our offering expenses and satisfy our cash requirements without having to raise additional funds for the next twelve months. If we raise less than $100,000, gross, we may have to raise additional financing or we may not be able to continue our proposed business.

Results of Operations

From inception on February 11, 2005 to the date of this registration statement, we have not had any operations.

On April 25, 2005, we obtained an option to acquire our first property and will commence the research and exploration stage of our plans on that property with the completion of the financing under this registration statement.

Since inception, we have used our common stock to raise money for our optioned claim acquisition and for corporate expenses. Net cash provided by financing activities from inception on February 11, 2005 to August 31, 2005 was $28,000 as a result of proceeds received from sales of our common stock.

Between February 11, 2005 (inception) and August 31, 2005 we incurred a total of $9,770 in overall expenses. Included in that total was $4,000 for professional services, $1,802 for office costs, $3,018 in miscellaneous costs, $250 in organizational costs and $700 in contributed expenses with a corresponding credit to additional paid-in capital for contributed expenses. During the same period we realized an interest income of $0 which resulted in a net loss of $9,770.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business.

We issued 4,000,000 shares of common stock through a Section 4(2) exemption in February, 2005 for cash consideration of $4,000.

We issued 2,400,000 shares of common stock through a Regulation S offering in April, 2005 for cash consideration of $24,000.

As of August 31, 2005, our total assets were $20,077 and our total liabilities were $1,000.

DESCRIPTION OF THE PROPERTY UNDER OPTION

(a) Exploration Properties

On April 25, 2005, we optioned one property containing four claim blocks in Ontario, Canada by entering into an option agreement with Larry Gervais, the beneficial owner of the claims, an arms-length resident of Ontario, to acquire the claims by carrying out certain exploration work on the claims.

A claim is generally described to be that portion of the public lands which a miner, for exploration purposes, takes and holds in accordance with local exploration laws but is also described to mean a parcel of land which might contain precious metals in the soil or rock. The property consists of four claim blocks which in total cover an area of approximately 1320 acres or 528 hectares.

The four claim blocks were originally staked by Robert Jacques and Jacques Legault in 2004 who recorded the claims in the name of Gervais. Gervais holds the rights to the claims which thereby gives him or his designated agent, the right to mine and recover all of the metals contained within the surface boundaries of the lease continued vertically downward. In the event Gervais were to grant another deed which is subsequently registered prior to our deed, the third party would obtain good title and we would have nothing.

Gervais has granted an option to Cavalier to allow us to explore, mine and recover any metals on the claims. As with the preceding, if Gervais were to grant an option to another party, that party would be able to enter the claims, carry out certain work commitments and earn right and title to the claims; we would have little recourse as we would be harmed, would not own any claims and would have to cease business. However, in either event, Gervais would be liable to us for monetary damages for breach of the option agreement. The extent of that liability would be for our out of pocket costs for expenditures on the claims, if any, in addition to any lost opportunity costs if the claims proved to be of value in the future. The option agreement does not specifically reference these risks or the recourse provided. Although we would have recourse against Gervais in the situations described, there is a question as to whether that recourse would have specific value.

Under Ontario law, if the ownership of the claims were to be passed to us and the deed of ownership were to be recorded in our name, we would have to pay a minimum of $4,000 and file other documents since we are a foreign company in Canada. We would also be required to form an Ontario company which would necessitate a board of directors, a majority of which would have to be Ontario residents, and obtain audited financial statements for that company. We have decided that if gold is discovered on the claims and it appears that it might be economical to remove the gold , we will record the deed of ownership, pay the additional tax and file as a foreign company or establish a corporate subsidiary in Ontario. The decision to record or not record is ours solely.

In Canada, all lands which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ownership rights to Crown lands are vested by the Canadian Constitution (Constitution Act, 1967) in the province where the lands are located. In the case of our claims, that is the province of Ontario.

In the 19th century the practice of reserving or separating the minerals from fee simple Crown grants was established. The legislation ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as fee simple owner of crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The claims we have under option are one such acquisition. Accordingly, fee simple title to our claims resides with the Crown. Our optioned claims are a lease issued pursuant to the Ontario Mining Act to Gervais. The lessee has exclusive rights to mine and recover all of the metals contained within the surface boundaries of the lease continued vertically downward.

The claims were selected for acquisition due to their cost, previously recorded surrounding exploration, development and extraction work and because the claims are not located in an environmentally sensitive region.

Location of the Property Under Option

The attached Property Location Map indicates approximately where the claim blocks are located (northwest of Timmins and north of Kirkland Lake) in north-eastern Ontario.

95°
90°
85°
80°
75°
55°
50°
45°
N
MANITOBA
RED LAKE
KENORA
SIOUX LOOKOUT
RAINY
RIVER
THUNDER BAY
LAKE SUPERIOR
QUEBEC
TIMMINS
KIRKLAND LAKE
SAULT STE. MARIE
SUDBURY
LAKE HURON
LAKE MICHIGAN
KEMPTVILLE
HUNTSVILLE
RICHMOND HILL
LAKE ONTARIO
LONDON
LAKE ERIE
0 50 100 150 miles

PROVINCE OF ONTARIO

R. S. MIDDLETON
PROVINCE OF ONTARIO
ASSOCIATION
R. S. MIDDLETON
FELLOW

REVISIONS	ROBERT S. MIDDLETON EXPLORATION SERVICES INC.	
	Title PROPERTY LOCATION MAP Fig.1	
		Scale: 1"=160mi. N.T.S.:
	Drawn:	Approved: File:

Physiography, Location and Access

The claims are located approximately 18 miles north of the Eades railway station north of Lake Abitibi which is 100 miles east of Cochrane, Ontario. Access is via muskeg tractor road and a gravel road (Road #643) that extends north to the west boundary of the property.

Regional Geology

The area is part of the Casa Berardi Berntbush portion of the Abitibi Greenstone Belt. The rocks in the claim area are ancient in nature, generally associated with the oldest Precambrian era and are mainly comprised of iron rock forming silicas. The claim block is situated in a regional iron formation and, therefore, a favourable base metal and precious metal host rock series may exist on the property. These factors merely indicate the possibility of gold being found on the Casa claim group. However, until exploration work is completed it should be assumed that there is no gold on the property.

The principle exploration effort in the past 25 years has been base metal exploration using electromagnetic methods for outlining conductors. Gold analysis was not routinely done during these base metal programs, and, as a result, the gold potential for the area was not assessed. The claims present additional challenges for exploration as the area is covered by significant deposits of overburden and there are no significant outcroppings. Therefore, the property has not been subject to previous gold exploration activities.

Previous Work

No previous work has been performed on the property.

Our Proposed Exploration Program – Plan of Operation

Our business plan is to proceed with the initial exploration of the Casa claims to determine if there are commercially exploitable deposits of gold and silver. Mr. R. S. Middleton, P. Eng., authored the “Report On The Casa Claims Group Property”, dated May 19, 2005, in which he recommended a two-phase exploration program to properly evaluate the potential of the claims. We must conduct exploration to determine if gold exists on our properties and if any gold which is found can be economically extracted and profitably processed.

Mr. Middleton is a registered Professional Engineer in good standing in the Association of Professional Engineers of Ontario and the Geological Association of Canada. He is a graduate of the Michigan Technological University, (B.S., 1968 and M.S., 1969). He has practiced his profession as an exploration geologist for more than 35 years.

We do not claim to have any ores or reserves whatsoever at this time on our optioned claims.

We anticipate that phase I of the recommended geological exploration program will cost $40,000 based on the report and is a reflection of local costs for the specified type of work. We had $15,077 in cash reserves as of August 31, 2005. Accordingly, we will not be able to proceed with the exploration program without additional financing.

It is our intention to retain the services of Mr. Middleton prior to commencement of work on the claims to complete the first phase of the work program. It is our intention to carry out the work in 2006, predicated on completion of the offering described in this document. We will assess the results of this program upon receipt of Mr. Middleton’s report. The cost estimates for this and other phases of the work program are based on Mr. Middleton’s recommendations and reflect local costs for this type of work.

Our business plan is to proceed with initial exploration of the claims to determine if there are commercially exploitable deposits of gold. We plan a two-phase exploration program to properly evaluate the potential of the claims. We must conduct exploration to determine if gold exists on our claims and if any which is found can be economically extracted and profitably processed. Initially, we will run a grid over the entire property and review maps of the results of past geological and geochemical programs correlating all past information to our grid; then we will complete a diamond drilling program to evaluate certain specific targets previously identified.

The laying out of a grid and line cutting involves the physical cutting of the underbrush and overlay to establish an actual grid on the ground whereby items can be related one to another more easily and with greater accuracy. When we map, we essentially generate a drawing of the physical features of the land we are interested in as well as a depiction of what may have been found in relation to the boundaries of the property. So we will actually draw a scale map of the area and make notes on it as to the location where anything was found that was of interest or not.

Geophysical surveying involves the measurement of various physical properties of the rocks at the site as well as interpreting that information in terms of the structure and nature of the rock. The geologist will take different surface and airborne measurements of the various physical properties of the rocks and interpret the results in terms of what we are seeking. These methods include magnetic, electrical and seismic measurements. Our engineers will then interpret all the data obtained, plot it on the map we have generated and provide their best estimate of the chances of finding gold and what additional efforts we must undertake in a follow-up phase.

Previously run magnetometer and VLF-EM, very low frequency electromagnetic surveys, will be used as an aid to mapping and structural interpretation and may assist in locating gold and serve to assist in the delineation of the various physical properties of the rock which can be used as pointers towards whether gold may be present or not. Anomalies will be evaluated closely and diamond drilled to help in determining their economic potential.

We plan for approximately 1,000 feet of diamond drilling in the first phase which is an essential component of exploration and aids in the delineation and definition of any deposits. The geophysical work gives a general understanding of the location and extent of at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling.

Phase 1 will begin by establishing a base line grid with 25-meter stations and cross lines run every 50 meters for 100 meters each side of the baseline. We will then relate previous ground and airborne electromagnetic surveys over the grid followed by approximately 1,000 feet of diamond drilling over selected target areas based on the results of previous exploration which will be coordinated with the results of the EM surveys. Diamond drilled samples will be tested for traces of gold, silver, lead, copper, zinc, iron and other metals; however, our primary focus is the search for gold and silver. We will then compare the relative concentrations of gold, silver, lead and other indicator metals in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance. We expect the costs of the geophysical work and diamond drilling to total approximately $40,000.

These surveys and drilling may require up to three weeks for the base work and an additional three months for analysis, evaluation of the results of the work and the preparation of a report on the work accomplished and will bear an estimated total cost of $40,000 based on the report which is a reflection of local costs for the specified type of work. This cost is made up of wages and fees, grid materials (pickets, paint, flagging etc.), diamond drilling, geological and geochemical supplies, assaying, camp equipment and operation costs. It is our intention to carry the work out in 2006, predicated on completion of the offering described in this document.

If we are unable to sell the minimum number of the securities under this offering, we would be required to suspend Cavalier’s business plans. We have not entered into any arrangements with creditors for unpaid expenses incurred in undertaking this offering.

Phase II will not be carried out until 2007 and will be contingent upon favourable results from phase I and any specific recommendations of Mr. Middleton. It will be directed towards an expansion of the diamond drilling. The second phase may require up to three weeks work and will cost approximately $80,000 comprised of wages, fees, camp, diamond drilling, assays and related. The cost estimate is also based on the report and is a reflection of local costs for the specified type of work. A further three months may be required for analysis and the preparation of a report and evaluation on the work accomplished.

There is no power available on the property or within a reasonable distance from the property. All contract work will involve bringing to the site portable power generation units.

Although it may appear that phase II merely continues phase I, such is not entirely the case. The work is phased in such a manner as to allow decision points to ensure that future work has a value and will provide better or additional information as to the viability of the claims. By utilizing a multi-phase work program, at the end of each phase a decision can be made as to whether the phase has provided the necessary information to increase the viability of the project. If the information obtained as a result of any phase indicates that there is no increased probability of finding an economically viable deposit at the end of the project, a determination would be made that the work should cease at that point. This is a standard procedure in the industry prior to the commitment of additional funding to move a project forward to the next phase of exploration and/or development.

Competitive Factors

The gold exploration industry is highly fragmented. We are competing with many other exploration companies looking for gold. We are among the smallest exploration companies in existence and are an infinitely small participant in the gold exploration business which is the cornerstone of the founding and early stage development of the overall mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of gold from our claims. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will likely be able to sell any gold that we are able to recover.

Regulations

Our exploration program is subject to the Ontario Mining Act and Regulations. This act sets forth rules for:

  locating claims;
  posting claims;
  working claims; and
  reporting work performed

The Mining Act also tells us how and where we can explore for gold. We must comply with these laws in order to operate our business. The purpose of the code is to assist persons who wish to explore for metals in Ontario to understand the process whereby exploration activities are permitted and regulated. The code establishes province wide standards for exploration and development activities. The code also manages and administers exploration and development activities to ensure maximum extraction with a minimum of environmental disturbance. The code does not apply to certain exploration work we will be conducting; specifically, work that does not involve mechanical disturbance of the surface including:

  prospecting using hand-held tools;
  geological and geochemical surveying;
  airborne or ground-based geophysical surveying, e.g. EM surveys;
  hand-trenching without the use of explosives; and
  the establishment of grid lines that do not require the felling of trees.

Exploration activities that we intend to carry out which are subject to the provisions of the code are as follows:

  drilling, trenching and excavating using machinery;
  disturbance of the ground by mechanical means; and
  blasting.

Compliance with these rules and regulations will require us to meet the minimum annual work requirements. It is not necessary to file documentation for a work permit prior to undertaking a surface work program in Ontario unless another party holds the surface rights over a staked claim or the general area has been designated as having special status; neither applies in the case of our optioned claim. Advanced exploration projects, defined as consisting of mainly underground exploration, require a work permit which is issued by the Ontario Ministry of Northern Development and Mines.

We are responsible to provide a safe working environment, to not disrupt archaeological sites and to conduct our activities to prevent unnecessary damage to the claim.

Compliance with these rules and regulations will not affect our plans.

Environmental Law

In Ontario, environmental issues are the responsibility of the Ministry of the Environment which works in concert with the Ministry of Northern Development and Mines on environmental issues pertaining to exploration. The legislation pertaining to the environment is referred to as the Environmental Protection Act and related Regulations. We anticipate minimal discharge of water into active streams, creeks, rivers, lakes or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and trenches will be recovered prior to retreating from the claim. No costs are anticipated in order to comply with any environmental laws and we do not anticipate having to modify the planned exploration work program to comply with the local environmental laws or regulations. In addition, all of the equipment to be employed on the project will be in compliance with environmental standards used and accepted by the industry and all of the employees on the site will have significant experience in the outdoors and will be cognizant of their responsibilities to the environment.

As the planned phase I work program involves minimal disturbance of the environment at this early stage of the exploration, we do not anticipate facing any costs or expect to face problems complying with the environmental regulations.

We are in compliance with the foregoing regulations and will continue to comply in the future. We believe that compliance with the act will not adversely affect our future business. There are no permits or licences under any governmental laws or regulations that we will be required to obtain in order to complete the first phase of our exploration work program.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our claims and an engineer or geologist to manage the exploration program. Our only employee will be Gerald W. Williams, our senior officer and director.

At present, we have no employees, other than Mr. Williams. Mr. Williams does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employee.

We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of them although it is our intention to retain Mr. Middleton as senior geological consultant. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

(b) Investment Policies

As of the date of this registration statement, Cavalier does not have any policies regarding the types of investments described in SEC Regulation SB Item 102(b), investments or interests in real estate or real estate mortgages or securities of or interests in persons primarily engaged in real estate activities, because its business mainly concerns the exploration of properties with the objective to achieve commercial exploitation.

(c) Description of Real Estate and Operating Data

Cavalier does not have any property the book value of which amounts to ten percent or more of its total assets.

Certain Relationships and Related Transactions

(a) Transactions with Officers and Directors

In February, 2005 we issued a total of 4,000,000 shares of restricted common stock to Gerald W. Williams, the senior officer and director of Cavalier. The fair market value of the shares, $4,000, was paid in cash.

(b) Transactions with Promoters

Mr. Gerald W. Williams, our president, CEO and a director can be considered as the promoter of Cavalier in consideration of his participation and managing of the business of Cavalier since its incorporation.

Mr. Williams subscribed for 4,000,000 restricted shares of common stock at a price of $0.001 for an aggregate consideration of $4,000 which was paid in cash in February, 2005. The sale of these shares will be governed by Rule 144 of the Securities Act of 1933. Mr. Williams does not receive any salary for his services to Cavalier. During the fiscal period February 11, 2005 (inception) to August 31, 2005, Mr. Williams was deemed to have been paid $700 for contributed administrative services and rent with a corresponding credit to additional paid-in capital by Cavalier for general administrative services as well as for rent.

Market for Common Equity and Related Shareholder Matters

(a) Market Information

There is no public market for Cavalier’s common stock.

Cavalier has issued 6,400,000 common shares since its inception on February 11, 2005 all of which are restricted shares, see “Certain Relationships and Related Transactions” above. There are no outstanding options or warrants or securities that are convertible into common shares.

No restricted shares are eligible for re-sale pursuant to Rule 144 under the Securities Act.

(b) Holders

Cavalier had 9 holders of record for its common shares as of August 31, 2005 and October 07, 2005.

(c) Dividends

Cavalier has not paid any dividends since its incorporation and does not anticipate as of August 31, 2005 the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to finance exploration on our properties. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements and general financial conditions.

(d) Securities Authorized for Issuance Under Equity Compensation Plans

Cavalier does not have any compensation plan under which equity securities are authorized for issuance.

Executive Compensation

(a) General

Mr. Williams is deemed to have received $700 in 2005 from Cavalier for certain administrative services as contributed administrative services and rent with a corresponding credit to additional paid-in capital. No payments were made. Otherwise, Mr. Williams, our officer and director, has received no compensation for his time or services rendered to Cavalier and there are no plans to compensate him in the near future, unless and until we begin to realize revenues and become profitable in our business. The compensation discussion addressed all compensation awarded to, earned by, or paid to Cavalier’s named executive officer. The fair market value of the 4,000,000 shares of Cavalier issued to Mr. Williams in February, 2005 for cash consideration of $4,000 did not exceed the $0.001 per share that he paid for the shares.

(b) Summary Compensation Table

SUMMARY COMPENSATION TABLE
					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name & Principal Position	YE May 31	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards($)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation
Gerald W. Williams President	2005	0	0	0	0	0	0	0
Totals		0	0	0	0	0	0	0

(c) Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

(d) Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

(e) Long-Tem Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

(f) Compensation of Directors

The members of the Board of Directors are not compensated by Cavalier for acting as such. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

(g) Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with our officer or director other than those disclosed in this registration statement. There are no compensation plans or arrangements, including payments to be made by Cavalier, with respect to the officers, directors, employees or consultants of Cavalier that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants from Cavalier. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

Financial Statements

Our fiscal year end is May 31. We will provide audited financial statements to our shareholders on an annual basis, which statements will be prepared by an independent Certified Public Accountant.

Our audited financial statements from inception to May 31, 2005 and our interim financial statement for the three months ended August 31, 2005 and from inception to August 31, 2005 immediately follow.

THE CAVALIER GROUP
(An Exploration Stage Company)
Index to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
The Cavalier Group:

We have audited the accompanying balance sheet of The Cavalier Group as of May 31, 2005 and the related statements of operations, changes in shareholders’ equity, and cash flows from February 11, 2005 (inception) through May 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Cavalier Group as of May 31, 2005, and the results of its operations and its cash flows from February 11, 2005 (inception) through May 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cordovano and Honeck, LLP
Denver, Colorado
July 20, 2005

THE CAVALIER GROUP
(An Exploration Stage Company)
Balance Sheet

May 31, 2005

Assets
Current assets:
Cash	$26,344
26,344

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued liabilities	3,000
Total current liabilities	3,000

Shareholders’ equity (Notes 2 and 4):
Common stock, $.001 par value; 200,000,000 shares authorized,
6,400,000 shares issued and outstanding	6,400
Additional paid-in capital	21,950
Accumulated deficit	(5,006)
Total shareholders’ equity	23,344
$26,344

See accompanying notes to financial statements

THE CAVALIER GROUP
(An Exploration Stage Company)
Statement of Operations

February 11, 2005 (Inception) Through May 31, 2005

Expenses:
Contributed rent (Note 2)	$200
Contributed administrative support (Note 2)	150
Professional fees	3,000
Travel and meals	560
Office	696
Organization costs	250
Bank Charges	150
Total expenses	5,006

Loss before income taxes	(5,006)

Income tax provision (Note 5)	—

Net loss	$(5,006)

Basic and diluted loss per share	$0.00

Basic and diluted weighted average
common shares outstanding	4,422,018

See accompanying notes to financial statements

THE CAVALIER GROUP
(An Exploration Stage Company)
Statement of Changes in Shareholders' Equity

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Par Value	Capital	Deficit	Total
Balance at February 11, 2005 (inception)	—	$—	$—	$—	$—

February 2005, common stock sold to an
officer ($.001/share) (Note 2)	4,000,000	4,000	—	—	4,000
April 2005 through May 2005, common
stock sold in private placement offering
($.01/share) (Note 4)	2,400,000	2,400	21,600	—	24,000
Office space and administrative support
contributed by an officer (Note 2)	—	—	350	—	350
Net loss, period ended May 31, 2005	—	—	—	(5,006)	(5,006)

Balance at May 31, 2005	6,400,000	$6,400	$21,950	$(5,006)	$23,344

See accompanying notes to financial statements

THE CAVALIER GROUP
(An Exploration Stage Company)
Statement of Cash Flows

February 11, 2004 (Inception) Through May 31, 2005

Cash flows from operating activities:
Net loss	$(5,006)
Adjustments to reconcile net loss to net cash
used in operating activities:
Office space and administrative support
contributed by an officer (Note 2)	350
Changes in operating assets and liabilities:
Accrued liabilities	3,000
Net cash used in
operating activities	(1,656)

Cash flows from financing activities:
Proceeds from the sale of common stock	28,000
Net cash provided by
financing activities	28,000

Net change in cash	26,344

Cash, beginning of period	—

Cash, end of period	$26,344

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—
Interest	$—

See accompanying notes to financial statements

THE CAVALIER GROUP
(An Exploration Stage Company)
Notes to Financial Statements

(1)       Summary of Significant Accounting Policies

Organization and Basis of Presentation
The Cavalier Group (the “Company”) was incorporated in the state of Wyoming on February 11, 2005 to engage in the acquisition, exploration and development of mineral properties. The Company is in the exploration stage in accordance with Industry Guide 7. On April 25, 2005, the Company entered into an option agreement to acquire 100 percent of the right, title and interest in mineral claims located in northeast Ontario, Canada. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

The Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Inherent in the Company’s business are various risks and uncertainties, including its limited operating history, historical operating losses, dependence upon strategic alliances, and the historical success rate of mineral exploration. Management’s plan is to acquire interests in certain mining claims and explore for minerals.

The Company’s future success is primarily dependent upon the existence of minerals on the property for which the Company owns an option to acquire claims. No minerals have yet been discovered on the property. The Company’s success will also be dependent upon its ability to raise sufficient capital to fund its exploration program and, if minerals are discovered, to mine the discovery on a timely and cost-effective basis.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Functional Currency
The Company’s functional currency is the Canadian dollar; however, the accompanying financial statements and footnotes refer to United States (“U.S.”) dollars unless Canadian dollars are specifically designated with “CDN”.

Cash and Cash Equivalents
The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at May 31, 2005.

Financial Instruments
At May 31, 2005, the fair value of the Company’s financial instruments approximate their carrying value based on their terms and interest rates.

Mineral Interests
Mineral interest acquisition costs include cash consideration and the estimated fair value of common shares issued for mineral properties, based on recent share issuances. Exploration and development expenditures are expensed in the period incurred until such time as the Company establishes the existence of commercial feasibility, at which time these costs will be deferred. Administrative expenditures are expensed in the period incurred.

THE CAVALIER GROUP
(An Exploration Stage Company)
Notes to Financial Statements

Mineral interest acquisition costs and related interest and financing costs may be deferred until the property is placed into production, sold or abandoned. Mineral interest acquisition costs will be deferred only when and if proven and probable reserves have been found to exist. No proven or probable reserves are currently known to exist.

Any deferred costs will be amortized on a unit-of-production basis over the estimated proven and probable reserves of the property following commencement of commercial production or written off if the property is sold, allowed to lapse or abandoned.

Earnings (loss) per Common Share
The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. At May 31, 2005, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Income Taxes
The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Foreign Currency Translation
The accounts of the Company’s foreign operations have been translated into United States dollars. Assets and liabilities of those operations are translated in U.S. dollars using exchange rates as of the balance sheet date; income and expenses are translated using the average exchange rates for the reporting period. Translation adjustments are deferred in accumulated other comprehensive income (loss), a separate component of shareholders’ equity. There are no translation adjustments during the period.

Fiscal Year-end
The Company operates on a May 31 year-end.

(2)       Related Party Transactions

The Company’s president contributed office space to the Company for the period presented. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

The president contributed administrative services to the Company for the period presented. The time and effort was recorded in the accompanying financial statements based on the prevailing rates for such services, which equaled $50 per hour based on the level of services performed. The services are reported as contributed administrative services with a corresponding credit to additional paid-in capital.

THE CAVALIER GROUP
(An Exploration Stage Company)
Notes to Financial Statements

In February 2005, the Company sold 4,000,000 shares of its restricted common stock to its president for $4,000 ($.001/share).

(3)      Option Agreement on Mineral Interests

Mineta Resources Ltd. Option Agreement
On April 25, 2005, the Company entered into an option agreement to acquire 100 percent of the right, title and interest in a mineral claim located in northeast Ontario, Canada. Under the terms of the Option Agreement, the Company is required to:

A.	Make option exploration expenditures as follows:

Exploration
Expenditures		Due Date
CDN $	50,000.00	October 31, 2006
	100,000.00	October 31, 2007
CDN $	150,000.00

B.	Make annual payments of CDN$50,000, commencing January 1, 2009, as long as the Company held any interest in the claim.

In addition to the above terms, the optionor is to retain a three percent net smelter royalty.

(4)       Shareholders’ Equity

Between April 2005 and May 2005, the Company offered for sale 3,000,000 shares at of its common stock at a price of $0.01 per share. The Company closed the offering after selling 2,400,000 shares for gross proceeds of $24,000. The offering was made in reliance on an exemption from registration of a trade in the United States under Rule 903 of Regulation S of the United States Securities Act of 1933, as amended.

(5)       Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

May 31,
2005
U.S. statutory federal rate	15.00%
Contributed rent and services	-1.05%
Net operating loss for which no tax
benefit is currently available	-13.95%
0.00

THE CAVALIER GROUP
(An Exploration Stage Company)
Notes to Financial Statements

May 31,
2005
Deferred tax assets	$698
Deferred tax liabilities	-
Valuation allowance	(698)
$-

At May 31, 2005, deferred tax assets consisted of a net tax asset of $698, due to operating loss carryforwards of $4,656, which was fully allowed for, in the valuation allowance of $698. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The net operating loss carryforward expires through the year 2025.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

THE CAVALIER GROUP
(An Exploration Stage Company)
Condensed Balance Sheet
(Unaudited)
August 31, 2005

Assets
Current assets:
Cash	$15,077
Deferred offering costs	5,000
$20,077

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued liabilities	$1,000
Total current liabilities	1,000

Shareholders’ equity (Note 2):
Common stock, $.001 par value; 200,000,000 shares authorized,
6,400,000 shares issued and outstanding	6,400
Additional paid-in capital	22,300
Accumulated deficit	(9,770)
Cumulative translation adjustment	147
Total shareholders’ equity	19,077
$20,077

See accompanying notes to condensed financial statements

THE CAVALIER GROUP
(An Exploration Stage Company)
Condensed Statements of Operations
(Unaudited)

		February 11, 2005
	Three Months	(Inception)
	Ended	Through
	August 31, 2005	August 31, 2005
Expenses:
Contributed rent (Note 2)	$300	$500
Contributed administrative support (Note 2)	50	200
Professional fees	1,000	4,000
Travel and meals	356	916
Office	1,106	1,802
Organization costs	—	250
Bank Charges	127	277
Licenses, permits, filing fees	1,303	1,303
Public relations	522	522
Total expenses	4,764	9,770

Loss before income taxes	(4,764)	(9,770)

Income tax provision (Note 4)	—	—

Net loss	$(4,764)	$(9,770)

Basic and diluted loss per share	$(0.00)	$(0.00)

Basic and diluted weighted average
common shares outstanding	6,400,000	5,327,363

See accompanying notes to condensed financial statements

THE CAVALIER GROUP
(An Exploration Stage Company)
Condensed Statement of Changes in Shareholders' Equity
(Unaudited)

					Cumulative
					Translation
					Adjustment
			Additional		Other
	Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Par Value	Capital	Deficit	Income	Total
Balance at May 31, 2005	6,400,000	$6,400	$21,950	$(5,006)	$—	$23,344

Office space and administrative support
contributed by an officer (Note 2)	—	—	350	—	—	350
Comprehensive loss:
Net loss, period ended
August 31, 2005	—	—	—	(4,764)	—	(4,764)
Cumulative translation adjustment	—	—	—	—	147	147
Comprehensive loss	—	—	—	—	—	(4,617)

Balance at August 31, 2005	6,400,000	$6,400	$22,300	$(9,770)	$147	$19,077

See accompanying notes to condensed financial statements

THE CAVALIER GROUP
(An Exploration Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

		February 11, 2005
	Three Months	(Inception)
	Ended	Through
	August 31, 2005	August 31, 2005
Cash flows from operating activities:
Net loss	$(4,764)	$(9,770)
Adjustments to reconcile net loss to net cash
used in operating activities:
Office space and administrative support
contributed by an officer (Note 2)	350	700
Changes in operating assets and liabilities:
Deferred offering costs	(5,000)	(5,000)
Accrued liabilities	(2,000)	1,000
Net cash used in
operating activities	(11,414)	(13,070)

Cash flows from financing activities:
Proceeds from the sale of common stock	—	28,000
Net cash provided by
financing activities	—	28,000

Net change in cash	(11,414)	14,930

Effect of exchange rate changes on cash	147	147

Cash, beginning of period	26,344	—

Cash, end of period	$15,077	$15,077

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—	$—
Interest	$—	$—

See accompanying notes to condensed financial statements

THE CAVALIER GROUP
(An Exploration Stage Company)
Notes to Condensed Financial Statements
(Unaudited)

NOTE 1: BASIS OF PRESENTATION

The condensed financial statements presented herein have been prepared by the Company in accordance with the accounting policies in its audited financial statements for the period ended May 31, 2005 as filed in its Form 10-KSB and should be read in conjunction with the notes thereto. The Company is in the exploration stage in accordance with Industry Guide 7. On April 25, 2005, the Company entered into an option agreement to acquire 100 percent of the right, title and interest in a mineral claim located in northeast Ontario, Canada. (see Note 3).

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Interim financial data presented herein are unaudited.

The Company’s functional currency is the Canadian dollar; however, the accompanying financial statements and footnotes refer to United States (“U.S.”) dollars unless Canadian dollars are specifically designated with “CDN”.

NOTE 2: RELATED PARTY TRANSACTIONS

The Company’s president contributed office space to the Company for the periods presented. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

The president contributed administrative services to the Company for the periods presented. The time and effort was recorded in the accompanying financial statements based on the prevailing rates for such services, which equaled $50 per hour based on the level of services performed. The services are reported as contributed administrative services with a corresponding credit to additional paid-in capital.

In February 2005, the Company sold 4,000,000 shares of its restricted common stock to its president for $4,000 ($.001/share).

NOTE 3: OPTION ON UNPROVEN MINERAL INTERESTS

Casa Claims Option Agreement (formerly referred to as the Mineta Resources Ltd. Option Agreement)
On April 25, 2005, the Company entered into an option agreement to acquire 100 percent of the right, title and interest in a mineral claim located in northeast Ontario, Canada. Under the terms of the Option Agreement, the Company is required to:

THE CAVALIER GROUP
(An Exploration Stage Company)
Notes to Condensed Financial Statements
(Unaudited)

A.	Make option exploration expenditures as follows:

Exploration
Expenditures		Due Date
CDN	$50,000.00	October 31, 2006
CDN	100,000.00	October 31, 2007
	$150,000.00

B.	Make annual payments of CDN$50,000, commencing January 1, 2009, as long as the Company held any interest in the claim.

In addition to the above terms, the optionor is to retain a three percent net smelter royalty.

NOTE 4: INCOME TAXES

The Company records its income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. The Company incurred net operating losses during the periods shown on the condensed financial statements resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense result in $-0- income taxes.

NOTE 5: SUBSEQUENT EVENTS

The Company filed a Form SB-2 registration statement with the SEC on July 29, 2005 to offer up to 2,000,000 shares of the Company’s common stock at a price of $0.05 per share. To date, the SEC has not declared the registration statement effective.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

Cordovano & Honeck, LLP, Certified Public Accountants, from their Denver, Colorado office, are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Dealer Prospectus Delivery Obligation

Until __________ ___, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or
subscriptions.

Part II. Information Not Required In Prospectus

Other Expenses of Issuance and Distribution

The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

Transfer Agent Fees	$1,500.00
SEC and EDGAR Filing Fees	200.00
Printing Expenses	1,800.00
Legal Fees and Expenses	7,000.00
Accounting Fees and Expenses	4,000.00
Blue Sky Fees/Expenses	4,000.00
Contingency & Miscellaneous Expenses	1,500.00
TOTAL	$20,000.00

Recent Sales of Unregistered Securities

(a) Prior sales of common shares

Cavalier is authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001. As of August 31, 2005, we had issued 6,400,000 common shares for total consideration of $28,000 to a total of 9 registered shareholders all of whom are resident outside the United States. There are no United States shareholders of record who own shares in Cavalier.

Cavalier is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past three years, Cavalier has sold the following securities which were not registered under the Securities Act of 1933, as amended:

February 25, 2005

We issued 4,000,000 shares of restricted common stock at a price of $0.001 per share through a Section 4(2) (Securities Act of 1933) exemption on February 25, 2005 for cash consideration of $4,000 to an officer and director.

Name and Address	Date	Shares	Consideration
Gerald W. Williams	Feb. 25, 2005	4,000,000	$4,000 cash
5728 – 125A Street
Surrey, B.C. Canada

Mr. Williams is a sophisticated investor, an officer and director of Cavalier, and was in possession of all material information relating to Cavalier. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

April 30, 2005

We issued 2,400,000 shares of restricted common stock at a price of $0.01 per share through a Regulation S (Securities Act of 1933) offering in April, 2005 for cash consideration of $24,000 such shares being issued on April 30, 2005 to eight (8) individuals or corporations.

Name and Address	Date	Shares	Consideration

Kimberly Cooper,	April 30, 2005	300,000	$3,000 Cash
16580 – 78A Avenue,
Richmond, B.C. V3S 7V3
Brian C. Doutaz	April 30, 2005	300,000	$3,000 Cash
35 – 12880 Railway Avenue
Richmond, B.C. V7E 6G4
Lance Mayers,	April 30, 2005	300,000	$3,000 Cash
16402 – 87th Street,
Osoyoos, B.C. V0H 1V2
Lorenda Mayers,	April 30, 2005	300,000	$3,000 Cash
16402 – 87th Street,
Osoyoos, B.C. V0H 1V2
Ryan Investments Ltd.,	April 30, 2005	300,000	$3,000 Cash
101 – 4180 Lougheed Hwy.,
Burnaby, B.C. V5C 6A7
Owner: Sylvia E. Williams
Creative Programs Holdings Ltd.	April 30, 2005	300,000	$3,000 Cash
12880 Railway Avenue, Unit 35,
Richmond, B.C. V7E 6G4
Owner: Wellington Charles
Carole Wahlroth,	April 30, 2005	300,000	$3,000 Cash
222 – 13888 – 70th Avenue,
Richmond, B.C. V3W 0R8
Chris Wahlroth,	April 30, 2005	300,000	$3,000 Cash
P.O. Box 1590,
Princeton, B.C. V0X 1W0

None of the above are deemed to be accredited investors and each was in possession of all material information relating to Cavalier. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

All of the above investors are normally resident outside of the United States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by Cavalier, any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign (Canada) directed offering, , to residents thereof and in accordance with the rules and regulations of the B.C. Securities Commission.

(b) Use of proceeds

We have spent a portion of the proceeds of the above private placements to pay for costs associated with this registration statement and we expect the balance of the proceeds will be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of the disclosure of the application of the offering proceeds or disclosure of the termination of this offering.

Exhibits

(a) Exhibits

The following Exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K.

Exhibit No.	Document Description
3.1 *	Articles of Incorporation
3.2 *	Bylaws of The Cavalier Group
4.1 *	Specimen Stock Certificate
5.1 **	Opinion of Jeffrey Nichols regarding the legality of the securities being registered
10.1 *	Option To Purchase And Royalty Agreement
23.1	Consent of Cordovano & Honeck, LLP, Certified Public Accountants
23.2 **	Consent of R.T. Middleton, P. Eng.
99.1 *	Subscription Agreement

* Incorporated by reference to SB-2 Registration Statement filed on July 29, 2005
** Incorporated by reference to SB-2A1 Registration Statement filed on September 16, 2005

(b) Description of Exhibits

Exhibit 3.1 *
Articles of Incorporation of The Cavalier Group dated February 11, 2005.

Exhibit 3.2 *
Bylaws of The Cavalier Group dated February 25, 2005.

Exhibit 4.1 *
Specimen Stock Certificate issued by Pacific Stock Transfer Company.

Exhibit 5.1 **
Opinion of Jeffrey Nichols, Attorney and Counselor At Law, 388 Market Street, Suite 500, San Francisco, California, 94111 dated July 26, 2005 regarding the legality of the securities being registered in this registration statement.

Exhibit 10.1 *
Option To Purchase And Royalty Agreement between The Cavalier Group and Larry Gervais of Timmins, Ontario, dated April 25, 2005 to acquire a 100% interest in the Casa Claim Block, Porcupine Mining Division, Ontario.

Exhibit 23.1
Consent of Cordovano & Honeck, LLP, of 201 Steele Street, Suite 300, Denver, Colorado 80206 dated October 12, 2005 regarding the use in this registration statement of their report of the auditors and financial statements of The Cavalier Group dated July 20, 2005 for the period ending May 31, 2005.

Exhibit 23.2 **
Consent of R. S. Middleton, P. Eng, dated June 15, 2005 to the use in this registration statement of his Report on the Casa Claims Group Property dated May 19, 2005.

Exhibit 99.1 *
Subscription Agreement

* Incorporated by reference to SB-2 Registration Statement filed on July 29, 2005
** Incorporated by reference to SB-2A1 Registration Statement filed on September 16, 2005

Undertakings

Presently the director and officer of Cavalier is not covered by liability insurance. However, Cavalier’s Articles of Incorporation state that the Corporation may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Wyoming. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of Cavalier exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this registration statement and has duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, on this 12th day of October, 2005.

The Cavalier Group

BY: /s/ “Gerald W. Williams”

Gerald W. Williams, President

Know all men by these present, that each person whose signature appears below constitutes and appoints Gerald W. Williams, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
President, Chief Executive Officer
(Principal Executive Officer), Secretary
Treasurer, Chief Financial Officer
/s/ “Gerald W. Williams”	(Principal Financial and Accounting	October 12, 2005
Officer) and a member of the Board of
Directors